                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT



                                      AMONG



                               FLEET NATIONAL BANK



                               FLEET HOLDING CORP.



                                       AND



                       AFFILIATED COMPUTER SERVICES, INC.



                   RELATING TO THE PURCHASE AND SALE OF ALL OF
                     THE OUTSTANDING SHARES OF CAPITAL STOCK
                            OF AFSA DATA CORPORATION



                                      dated



                                  May 16, 2002

                                TABLE OF CONTENTS

ARTICLE I             DEFINITIONS.................................................................................1

Section 1.1       General Provisions..............................................................................1
Section 1.2       Definitions.....................................................................................2

ARTICLE II            PURCHASE AND SALE OF SHARES.................................................................8

Section 2.1       Purchase and Sale of Shares.....................................................................8
Section 2.2       Purchase Price..................................................................................9
Section 2.3       Amount Payable at Closing.......................................................................9
Section 2.4       Final Closing Balance Sheet.....................................................................9
Section 2.5       Adjustment to Purchase Price...................................................................11
Section 2.6       Payment and Interest...........................................................................11

ARTICLE III           THE CLOSING................................................................................11

Section 3.1       Time and Place of Closing......................................................................11
Section 3.2       Deliveries at Closing..........................................................................12

ARTICLE IV            REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER AND SELLER PARENT......................13

Section 4.1       Organization...................................................................................13
Section 4.2       Authorization of Transaction...................................................................13
Section 4.3       Noncontravention...............................................................................14
Section 4.4       Consents.......................................................................................14
Section 4.5       Brokers' Fees..................................................................................15
Section 4.6       The Company Shares.............................................................................15

ARTICLE V             REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.......................................15

Section 5.1       Organization, Qualification, and Corporate Power...............................................15
Section 5.2       Capitalization and Subsidiary..................................................................16
Section 5.3       Noncontravention with respect to the Company...................................................17
Section 5.4       Brokers' Fees..................................................................................17
Section 5.5       Title and Related Matters......................................................................17
Section 5.6       Insurance......................................................................................18
Section 5.7       Financial Statements...........................................................................18
Section 5.8       Absence of Undisclosed Liabilities.............................................................18
Section 5.9       Events Subsequent to December 31, 2001.........................................................18
Section 5.10      Legal Compliance...............................................................................18
Section 5.11      Intellectual Property..........................................................................18
Section 5.12      Contracts......................................................................................18
Section 5.13      Servicing......................................................................................18
Section 5.14      Litigation.....................................................................................18
Section 5.15      Licenses, Registrations or  Permits............................................................18
Section 5.16      Labor Relations................................................................................18

Section 5.17      Affiliate Transactions.........................................................................18
Section 5.18      Bank Accounts; Lock Boxes......................................................................18
Section 5.19      Officers and Directors.........................................................................18
Section 5.20      Books and Records..............................................................................18
Section 5.21      Environmental Compliance.......................................................................18
Section 5.22      Accounts Receivable............................................................................18

ARTICLE VI            REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER.........................................18

Section 6.1       Organization...................................................................................18
Section 6.2       Authorization of Transaction...................................................................18
Section 6.3       Noncontravention...............................................................................18
Section 6.4       Consents.......................................................................................18
Section 6.5       Brokers' Fees..................................................................................18
Section 6.6       Investment.....................................................................................18
Section 6.7       Financing......................................................................................18

ARTICLE VII           INTERIM COVENANTS..........................................................................18

Section 7.1       Notices and Consents...........................................................................18
Section 7.2       Assignment of Contracts, Approvals, Etc........................................................18
Section 7.3       Full Access....................................................................................18
Section 7.4       Conduct of Business Prior to Closing...........................................................18
Section 7.5       Control of Business............................................................................18
Section 7.6       Insurance; Indemnity Obligations...............................................................18
Section 7.7       Intercompany Borrowings........................................................................18
Section 7.8       Public Announcements...........................................................................18
Section 7.9       Schedule Supplements...........................................................................18
Section 7.10      Exclusivity....................................................................................18
Section 7.11      Corporate Names................................................................................18
Section 7.12      The Trust......................................................................................18
Section 7.13      Transition Services............................................................................18
Section 7.14      Outsourcing Agreement..........................................................................18
Section 7.15      Sublease.......................................................................................18
Section 7.16      Trademark Assignment Agreement.................................................................18
Section 7.17      Loan Servicing Agreements......................................................................18
Section 7.18      Closing........................................................................................18

ARTICLE VIII          POST-CLOSING COVENANTS.....................................................................18

Section 8.1       General........................................................................................18
Section 8.2       Litigation Support.............................................................................18
Section 8.3       Non-Competition Agreement......................................................................18
Section 8.4       Nonsolicitation of the Buyer's Employees.......................................................18
Section 8.5       Nondisclosure..................................................................................18
Section 8.6       Reformation....................................................................................18
Section 8.7       Relief.........................................................................................18
Section 8.8       Special Post-Effective Date, Pre-Closing Interim Covenant......................................18
Section 8.9       Treatment of Certain Accounts Receivable.......................................................18

ARTICLE IX             TAXES.....................................................................................18

Section 9.1       Tax Representations............................................................................18
Section 9.2       Section 338 Elections and Forms................................................................18
Section 9.3       Tax Indemnity by Seller........................................................................18
Section 9.4       Tax Indemnity by Buyer.........................................................................18
Section 9.5       Allocation of Certain Taxes....................................................................18
Section 9.6       Filing Responsibility..........................................................................18
Section 9.7       Refunds........................................................................................18
Section 9.8       Cooperation and Exchange of Information........................................................18
Section 9.9       Tax Sharing Agreements.........................................................................18
Section 9.10      Payments.......................................................................................18
Section 9.11      Other Taxes....................................................................................18
Section 9.12      Survival Periods...............................................................................18

ARTICLE X             EMPLOYEES AND EMPLOYEE MATTERS.............................................................18

Section 10.1      Employee Benefit Plans.........................................................................18
Section 10.2      Establishment of Company Group Health Plans....................................................18
Section 10.3      Employment of Transferred Employees............................................................18
Section 10.4      401(k) Matching Contribution...................................................................18
Section 10.5      Transferred Employee Benefit Matters...........................................................18
Section 10.6      Vacation Benefits..............................................................................18
Section 10.7      No Third Party Rights..........................................................................18
Section 10.8      Warn Act Requirements..........................................................................18
Section 10.9      Special Provisions for Certain Employees.......................................................18

ARTICLE XI            CONDITIONS TO CLOSING......................................................................18

Section 11.1      Conditions to Obligation of the Buyer..........................................................18
Section 11.2      Conditions to Obligations of the Seller and Seller Parent......................................18

ARTICLE XII           SURVIVAL, INDEMNIFICATION..................................................................18

Section 12.1      Survival of Representations and Warranties, Covenants and Agreements...........................18
Section 12.2      Indemnification................................................................................18
Section 12.3      Limitations....................................................................................18
Section 12.4      Remedies Exclusive.............................................................................18
Section 12.5      Mitigation.....................................................................................18
Section 12.6      Treatment of Payments..........................................................................18

ARTICLE XIII          TERMINATION................................................................................18

Section 13.1      Termination of Agreement.......................................................................18
Section 13.2      Effect of Termination..........................................................................18

ARTICLE XIV           MISCELLANEOUS..............................................................................18

Section 14.1      No Third-party Beneficiaries...................................................................18
Section 14.2      Entire Agreement...............................................................................18

Section 14.3      Succession and Assignment......................................................................18
Section 14.4      Counterparts...................................................................................18
Section 14.5      Headings.......................................................................................18
Section 14.6      Notices........................................................................................18
Section 14.7      Governing Law..................................................................................18
Section 14.8      Waiver Of Jury Trial...........................................................................18
Section 14.9      Amendments and Waivers.........................................................................18
Section 14.10     Severability...................................................................................18
Section 14.11     Expenses.......................................................................................18
Section 14.12     Construction...................................................................................18
Section 14.13     Incorporation of Exhibits and Disclosure Schedules and Confidentiality Agreement...............18
Section 14.14     Disclaimer of Warranties.......................................................................18

                        SELLER'S DISCLOSURE SCHEDULE

Schedule 5.1               Organization, Qualification and Corporate Power
Schedule 5.3               Noncontravention with Respect to the Company
Schedule 5.5(b)            Leases
Schedule 5.5(d)            Property Exceptions
Schedule 5.6               Insurance
Schedule 5.7               Financial Statements
Schedule 5.9               Events Subsequent to December 31, 2001
Schedule 5.11(a)           Intellectual Property - Owned Intangible Property
Schedule 5.11(b)           Intellectual Property - Licensed Intangible Property
Schedule 5.11(c)           Exceptions to Intellectual Property
Schedule 5.12              Contracts
Schedule 5.14              Litigation
Schedule 5.15              Licenses, Permits and Exemptions
Schedule 5.16              Labor Relations
Schedule 5.17              Affiliate Transactions
Schedule 5.18              Bank Accounts
Schedule 5.19              Officers and Directors
Schedule 5.22              Accounts Receivable Exceptions
Schedule 7.3(b)            Representatives of Seller
Schedule 7.4(a)            Conduct of Business Prior to Closing
Schedule 7.6(c)            Guaranties
Schedule 7.16              Trademarks to be Assigned
Schedule 9.1               Taxes
Schedule 10.1(a)           Employee Benefits
Schedule 10.1(d)           Change of Control Agreements
Schedule 10.1(e)           Financial Accounting Standards Number 112
Schedule 10.1(g)           Retiree Medical Benefits
Schedule 10.3(a)           Employment Agreements

                        BUYER'S DISCLOSURE SCHEDULE

Schedule 7.4(c)            Representatives of Buyer

                                    EXHIBITS

Exhibit A                           Outsourcing Agreement Terms
Exhibit B                           Education Lending Employees
Exhibit C                           Company Severance Plan
Exhibit C-1                         Subsidiary Severance Plan
Exhibit D                           Loan Servicing Agreement Amendments Terms
Exhibit E                           Monthly Plan

                            STOCK PURCHASE AGREEMENT

         This Agreement is entered into as of May 16, 2002 (the "Agreement"), by and among Affiliated Computer Services, Inc., a Delaware corporation (the "Buyer"), Fleet Holding Corp., a Rhode Island corporation (the "Seller"), and Fleet National Bank, a national banking association (the "Seller Parent").

         WHEREAS, the Seller is the owner of 100 shares of common stock, constituting all of the issued and outstanding shares of capital stock of AFSA Data Corporation, a Delaware corporation (the "Company"); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the issued and outstanding shares of capital stock of the Company held by the Seller for the consideration and on the terms and conditions set forth herein; and

         WHEREAS, the parties will make an election under Section 338(h)(10) of the Internal Revenue Code.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 General Provisions. For all purposes of this Agreement, except as otherwise expressly provided:

         (a) The terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular.

         (b) All accounting terms used herein have the meanings assigned to them under GAAP, except to the extent otherwise provided herein.

         (c) All references herein to designated "Articles," "Sections" and other subdivisions and to "Exhibits" and "Disclosure Schedules" are to the designated Articles, Sections and other subdivisions of the body of this Agreement and to the exhibits and other schedules to this Agreement.

         (d) Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

         (e) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         (f) All references herein to the Seller's "knowledge" or "knowledge of Seller" shall mean the actual personal knowledge of Douglas A. Leafstedt, Steven
E. Snyder, Colleen Cain, John A. Fassbender, Steven P. Allen and Kent Schnacker.

         (g) On or prior to the date hereof, the Seller, on the one hand, and the Buyer, on the other, have delivered to each other schedules (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express informational requirement contained in a provision hereof or (ii) as an exception to one or more representations, warranties or covenants contained in a section of this Agreement. The inclusion of an item on a Disclosure Schedule in response to a disclosure obligation or as an exception to a representation or warranty shall not be deemed an admission by the disclosing party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the disclosing party.

         (h) "Previously Disclosed" means information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations, warranties or covenants. An item disclosed in one section of a Disclosure Schedule shall be deemed to be disclosed both under such section and under any other section to which such disclosure reasonably relates for all purposes under the Agreement. To the extent information is Previously Disclosed pursuant to the foregoing, the applicable representation, warranty or covenant shall be deemed to be modified by such Previously Disclosed information and references herein to such applicable representation, warranty or covenant shall be deemed to be references to such representation, warranty or covenant as so modified.

         Section 1.2 Definitions. As used in this Agreement, except as may be otherwise stated herein or in an Exhibit or Disclosure Schedule hereto, the following capitalized terms shall have the meanings set forth below:

         "Action" means any action, suit, petition, arbitration, inquiry, proceeding or investigation, whether civil or criminal, in law or in equity, by or before any arbitrator or Governmental Entity.

         "Affiliate" (and, with a correlative meaning, "Affiliated") means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Agreement" has the meaning set forth in the preface above.

         "Allocation Agreement" has the meaning set forth in Section 9.2(c) hereof.

         "Applicable Law" means any domestic federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, administrative or judicial doctrine, guideline or other requirement applicable to the Buyer, the Seller Parent, the Seller, the Company or the Subsidiary, as the case may be.

         "Assets of the Company" means the assets owned by the Company at any given time.

         "Business Day" means any day other than a Saturday, Sunday or a day on which the banks in Massachusetts or Texas are authorized by law or executive order to be closed.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer's Representatives" has the meaning set forth in Section 7.4(c) hereof.

         "Buyer Savings Plan" has the meaning set forth in Section 10.5(a) hereof.

         "Buyer Welfare Plans" has the meaning set forth in Section 10.5(b)(i) hereof.

         "Closing " has the meaning set forth in Section 3.1 hereof.

         "Closing Date" has the meaning set forth in Section 3.1 hereof.

         "COBRA" has the meaning set forth in Section 10.1(g) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "Company" has the meaning set forth in the preface above.

         "Company Benefit Plans" has the meaning set forth in Section 10.1(a) hereof.

         "Company Employees" means the employees of the Company or the Subsidiary at any given time from the date hereof through the Effective Time.

         "Company Shares" means 100 shares of common stock, par value $10.00 per share, of the Company held by the Seller.

         "Company Severance Plan" has the meaning set forth in Section 10.4(b)(v) hereof.

         "Confidentiality Agreement" means that certain letter agreement dated as of March 26, 2002 by and between Buyer and Ultimate Parent.

         "Current Company Employees" has the meaning set forth in Section 10.3 hereof.

         "Damages" means all costs, damages, disbursements or expenses (including, but not limited to interest and reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement) that are actually imposed or otherwise actually incurred or suffered by the indemnified person, but shall not include incidental, consequential or other special damages.

         "Disclosure Schedule" has the meaning set forth in Section 1.1(g) hereof.

         "Effective Time" means 11:59 PM (Eastern Time) on the last day of the month prior to the month in which the Closing occurs.

         "Effective Time Receivables" has the meaning set forth in Section 8.9 hereof.

         "Environmental Claim" means any written notice, claim, demand, action, suit, complaint, proceeding or other written communication by any Person alleging liability or potential liability under or relating to any Environmental Laws.

         "Environmental Laws" means all federal, state and local statutes, laws and regulations relating to pollution or protection of human health or the environment (including air, surface water, ground water, land surface and subsurface strata), including laws and regulations that create duties or obligations regarding the discharge or release, collection, storage, transportation for disposal, treatment or disposal of wastes, materials or substances in the interest of protecting human health or the environment.

         "Environmental Permits" means any license, permit, franchise, certificate of authority or order, or any extension, modification, amendment or waiver of the foregoing, required to be issued by any Governmental Entity pursuant to any applicable Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations thereunder.

         "ERISA Plans" shall have the meaning set forth in Section 10.1(a) hereof.

         "Estimated Net Book Value" has the meaning set forth in Section 2.3(b) hereof.

         "Evaluation Materials" has the meaning set forth in the Confidentiality Agreement.

         "Final Closing Balance Sheet" has the meaning set forth in Section 2.4(b) hereof.

         "Financial Statements" has the meaning set forth in Section 5.7 hereof.

         "FSA" has the meaning set forth in Section 10.5(b)(iv) hereof.

         "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently by the Company and the Subsidiary throughout the periods involved.

         "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "Guaranties" has the meaning set forth in Section 7.6(c) hereof.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

         "Leases" has the meaning set forth in Section 5.5(b) hereof.

         "Liabilities" means any and all debts, losses, liabilities, offsets, claims, damages, fines, obligations, payments and accounts payable (including, without limitation, those arising out of any award, demand, assessment, settlement, judgment or compromise relating to any Action), and accruals for out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in investigating, preparing or defending any Action).

         "Licensed Intangible Properties" has the meaning set forth in Section
5.11 hereof.

         "Lien" means any lien, pledge, security interest, mortgage, deed of trust, claim, encumbrance, easement, servitude, encroachment, charge or similar right of any other Person of any kind or nature whatsoever, other than those that customarily arise under securities laws in private transactions.

         "Loan Servicing Agreement Amendments" has the meaning set forth in
Section 7.17 hereof.

         "LOA Employee" has the meaning set forth in Section 10.3 hereof.

         "LTD Recipient" has the meaning set forth in Section 10.9 hereof.

         "Material Adverse Effect" means (a) with respect to the Company, any change, effect, event or occurrence resulting in a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiary, taken as a whole, other than any change, effect, event or occurrence relating to (i) the announcement of the transactions contemplated by this Agreement, or (ii) the breach, default under, acceleration, modification, or amendment or the creation in any Person of a right to accelerate, modify or amend United States Government Contract No. PM94017001, as amended, modified or extended, by and between the United States Department of Education and ACS Government Services, Inc. (as successor to Computer Data Systems, Inc.) and any related subcontracts, or (b) with respect to the Seller or Seller Parent, any change, effect, event or occurrence resulting in a material adverse effect on Seller's or Seller Parent's ability to consummate the transactions contemplated hereby on a timely basis; and (c) with respect to Buyer, any change, event or occurrence resulting in a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby on a timely basis.

         "Material Contracts" has the meaning set forth in Section 5.12 hereof.

         "Material Governmental Consent" has the meaning set forth in Section 7.2(c) hereof.

         "Maximum Indemnification Amount" has the meaning set forth in Section 12.3(a) hereof.

         "Monthly Plan" shall have the meaning set forth in Section 8.8 hereof.

         "Names" has the meaning set forth in Section 7.11 hereof.

         "Net Book Value" means the book value of all Assets of the Company minus the book value of all Liabilities of the Company as reflected on the books and records of the Company as of the Effective Time, all as determined in accordance with GAAP (except no current or deferred income taxes, whether payable or receivable shall be included).

         "Neutral Auditors" means Ernst & Young, LLP.

         "Ordinary Course of Business" means the ordinary course of business of a Person consistent with past customs and practice.

         "Other Taxes" has the meaning set forth in Section 9.11 hereof.

         "Outsourcing Agreement" has the meaning set forth in Section 7.14 hereof.

         "Owned Intangible Properties" has the meaning set forth in Section 5.11 hereof.

         "Parent 401(k) Plan" has the meaning set forth in Section 10.4 hereof.

         "Parent LTD Plan" has the meaning set forth in Section 10.9 hereof.

         "Parent Savings Plans" has the meaning set forth in Section 10.5(a) hereof.

         "Parent Welfare Plans" has the meaning set forth in Section 10.5(b)(i) hereof.

         "Permitted Liens" means all imperfections of title or Liens (a) that are reflected or reserved against or disclosed on the Financial Statements of the Company, (b) that arise out of Taxes not in default and payable without penalty or interest, (c) of carriers, warehousemen, mechanics, materialmen and other similar Persons or otherwise imposed by law incurred in the Ordinary Course of Business for sums not yet delinquent, (d) that relate to deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other types of social security, (e) in connection with Licensed Intangible Property and Owned Intangible Property the grant of a non-exclusive license for use or other grant of rights with respect to the use of any property under agreements, contracts, leases, licenses, instruments and other arrangements, which grants do not interfere with the current operation or use of the property subject to such Lien, or (f) that are not filed of record and are not material in amount either individually or when aggregated with other Permitted Liens.

         "Person" means an individual, a partnership (limited or general), a corporation, an association, a company, a trust, a joint venture, an unincorporated organization, a private agency or a Governmental Entity.

         "Policies" has the meaning set forth in Section 5.6 hereof.

         "Post-Effective Time Receivables" has the meaning set forth in Section
8.9 hereof.

         "Preliminary Closing Balance Sheet" has the meaning set forth in
Section 2.4(a) hereof.

         "Purchase Price" has the meaning set forth in Section 2.2 hereof.

         "Regulated Substance" means (a) any "hazardous substance" or "pollutant" or "contaminant," as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act (Title 42 United States Code Section 9601 et seq.), or Title 40 Code of Federal Regulations Part 302,
(b) any toxic or hazardous substance, material or waste (whether solid, liquid or gaseous), (c) "petroleum," as that term is defined in the Resource Conservation and Recovery Act, as amended (Title 42 United States Code Section 6691 et seq.), or Title 40 Code of Federal Regulations Section 280.1, or (d) any other substance or waste which is regulated under any applicable Environmental Laws with respect to its discharge or release, collection, storage, transportation for disposal, treatment or disposal.

         "Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

         "Section 338 Elections" means an election under Section 338 of the Code or any comparable election under other applicable Tax Laws.

         "Section 338 Forms" means all Returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Taxing Authority in connection with a Section 338 Election. Section 338 Forms shall include, without limitation, any "statement of Section 338 election" and Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulation Section 1.338-1 or Treasury Regulation Section 1.338(h)(10)--1.

         "Section 338(h)(10) Election" means an election described in Section 338(h)(10) of the Code with respect to the Seller's sale of the Company Shares to the Buyer pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under any other relevant Tax Laws for which a separate election is permissible with respect to the Buyer's acquisition of the Company Shares from the Seller under this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" has the meaning set forth in the preface above.

         "Seller Parent" has the meaning set forth in the preface above.

         "Seller Representatives" has the meaning set forth in Section 7.3(b) hereof.

         "Specified Receivable Trigger Date" has the meaning set forth in
Section 8.9 hereof.

         "Specified Receivables" has the meaning set forth in Section 8.9(a) hereof.

         "Straddle Period" has the meaning set forth in Section 9.5(b) hereof.

         "Sublease" has the meaning set forth in Section 7.15 hereof.

         "Subsidiary" means Concera Corporation, an Oregon corporation.

         "Subsidiary Severance Plan" has the meaning set forth in Section 10.5(b)(v) hereof.

         "Tax Audit" has the meaning set forth in Section 9.8(d) hereof.

         "Tax Laws" means the Code, U.S. federal, state, county or local, or foreign laws relating to Taxes, and any regulations or official administrative pronouncements released thereunder.

         "Taxes" means (a) all taxes (whether U.S. federal, state or local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, capital, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security, disability, employment, excise, asset, severance, documentary, stamp, or property taxes, duties and similar governmental charges, assessments, fees or levies imposed by or on behalf of any Governmental Entity together with any interest, penalties or additions to tax imposed with respect thereto, (b) any obligations under any agreements or arrangements with respect to any Taxes described in clause (a), and (c) any transferee or secondary liability or joint or several liability in respect of any amounts described in clause (a) imposed by law or as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

         "Taxing Authority" means any federal, state, local or foreign governmental authority, quasi-governmental authority, instrumentality or political or other subdivision, department or branch of any of the foregoing, with the legal authority to impose, assess or collect Taxes.

         "Threshold" has the meaning set forth in Section 12.3(a) hereof.

         "Trademark Assignment Agreement" has the meaning set forth in Section
7.16 hereof.

         "Transferred Employees" has the meaning set forth in Section 10.3 hereof.

         "Trust" shall mean AFSA Data Corporation Trust.

         "TSA" has the meaning set forth in Section 7.13 hereof.

         "Ultimate Parent" means FleetBoston Financial Corporation, a Rhode Island corporation.

         "Unresolved Changes" has the meaning set forth in Section 2.4(c)(iii) hereof.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

         Section 2.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing the Buyer shall purchase, acquire and accept from the Seller, and the Seller shall sell, convey, transfer, assign and deliver to the Buyer, the Company Shares, for the consideration specified herein.

         Section 2.2 Purchase Price. The total purchase price (the "Purchase Price") payable to the Seller by the Buyer for all of the Company Shares shall be Four Hundred Ten Million Dollars ($410,000,000); provided, however, that if the Net Book Value reflected in the notice given pursuant to Section 2.3(b) or on the Final Closing Balance Sheet exceeds Ninety-Three Million Six Hundred Twelve Thousand Five Hundred Dollars ($93,612,500), then the Purchase Price shall be adjusted upward "dollar for dollar" in an amount equal to such excess, and if such Net Book Value is less than Ninety-Three Million Six Hundred Twelve Thousand Five Hundred Dollars ($93,612,500) then the Purchase Price shall be adjusted downward "dollar for dollar" in an amount equal to such shortfall.

         Section 2.3 Amount Payable at Closing.

         (a) At the Closing, the Buyer shall pay to Seller Parent, as agent for the Seller, Four Hundred Ten Million Dollars ($410,000,000).

         (b) No later than two (2) Business Days prior to the Closing Date, the Seller shall prepare and deliver to the Buyer a notice setting forth the Seller's good faith estimate of the Net Book Value (the "Estimated Net Book Value") as of the Effective Time, together with a schedule setting forth in detail the calculations supporting the Seller's computation thereof. At Closing, if the Estimated Net Book Value exceeds Ninety-Three Million Six Hundred Twelve Thousand Five Hundred Dollars ($93,612,500), then Purchaser shall pay to Seller an amount equal to such excess, and if Estimated Net Book Value is less than Ninety-Three Million Six Hundred Twelve Thousand Five Hundred Dollars ($93,612,500), then the Seller shall pay to the Purchaser the amount of such shortfall.

         (c) All amounts payable pursuant to this Section 2.3 shall be paid by wire transfer of immediately available funds to such account as has been designated by Seller Parent to the Buyer at least two (2) Business Days prior to the Closing Date.

         Section 2.4 Final Closing Balance Sheet.

         (a) Not later than sixty (60) days after the Closing Date, the Seller shall cause the consolidated balance sheet of the Company to be prepared as of the Effective Time in accordance with GAAP (however, no current or deferred income taxes, payable or receivable, shall be reflected on such balance sheet), and shall deliver such balance sheet to the Buyer (the "Preliminary Closing Balance Sheet"). The Seller shall also prepare and deliver to the Buyer with the Preliminary Closing Balance Sheet a schedule setting forth its calculation of Net Book Value based on the Preliminary Closing Balance Sheet as of the Effective Time.

         (b) If, within thirty (30) days following its receipt of the Preliminary Closing Balance Sheet, the Buyer does not dispute the Preliminary Closing Balance Sheet and/or the Seller's calculation of Net Book Value, such balance sheet shall be deemed to be the closing balance sheet of the Company (the "Final Closing Balance Sheet") for all purposes under this Agreement.

         (c) In the event the Buyer has any dispute with regard to the calculation of Net Book Value, such dispute shall be resolved in the following manner.

                  (i) The Buyer shall notify the Seller in writing within thirty
(30) days after the Buyer's receipt of the Preliminary Closing Balance Sheet, which notice shall specify in reasonable detail the nature of the dispute.

                  (ii) During the thirty (30) day period following the Seller's receipt of such notice, the Buyer and the Seller shall attempt to resolve such dispute and to determine the final calculation of Net Book Value.

                  (iii) If, at the end of the thirty (30) day period specified in subsection (c) (ii) above, the Buyer and the Seller shall have failed to reach a written agreement with respect to all or a portion of such dispute (those items that remain in dispute at the end of such period are the "Unresolved Changes"), the matter shall be referred to the Neutral Auditors within ten (10) days of the end of such period.

                  (iv) Each party hereto agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata by the Seller and the Buyer in proportion to the allocation of the dollar amount of the Unresolved Changes, in the aggregate, between the Buyer and the Seller made by the Neutral Auditors such that the party with whom the Neutral Auditors agree more closely pays a lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this Agreement and the presentations by the Seller and the Buyer, or representatives thereof, and not by independent review, only the resolution of the Unresolved Changes. The Neutral Auditors' resolution of the Unresolved Changes, which for each of the Unresolved Changes shall be within the range of values of the amount claimed by either party as to any of the Unresolved Changes, shall be made within thirty (30) days of the submission of the Unresolved Changes to the Neutral Auditors, shall be set forth in a written statement delivered to the Seller and the Buyer and shall be deemed to be mutually agreed upon by the Buyer and the Seller for all purposes of this Agreement. Any changes to the Preliminary Closing Balance Sheet resulting from such resolution of the Unresolved Changes shall be made, and such Preliminary Closing Balance Sheet, as so changed shall be the Final Closing Balance Sheet.

         (d) During the preparation of the Preliminary Closing Balance Sheet and the period of any dispute within the contemplation of this Section 2.4, the Buyer shall, and shall cause the Company to, (i) provide the Seller and the Seller's authorized representatives with full access to the books, records, facilities and employees of the Company and the Subsidiary, (ii) provide the Seller, within ten (10) Business Days after the Closing Date, with month-end financial information as of the Effective Time, including any information on magnetic tape or diskette requested by the Seller (such information to be consistent with that prepared by the Company in the Ordinary Course of Business prior to the Closing), (iii) cooperate fully with the Seller and the Seller's authorized representatives, including providing, on a timely basis, all information necessary or useful in preparing the Preliminary Closing Balance Sheet, and require Company Employees who become employees of the Buyer to assist the Seller and the Seller's authorized representatives in the preparation of the Preliminary Closing Balance Sheet.

         Section 2.5 Adjustment to Purchase Price. If, pursuant to the Final Closing Balance Sheet, Net Book Value exceeds Estimated Net Book Value, the Buyer shall pay the Seller, as an adjustment to the Purchase Price, in a manner and with interest as provided in Section 2.6, the amount of such excess. If, pursuant to the Final Closing Balance Sheet, Estimated Net Book Value exceeds Net Book Value, the Seller shall pay to the Buyer, as an adjustment to the Purchase Price, in a manner and with interest as provided in Section 2.6, the amount of such excess.

         Section 2.6 Payment and Interest.

         (a) Any payments pursuant to Section 2.5 and this Section 2.6 shall be made within five (5) days after Net Book Value has been finally determined, by wire transfer to the Buyer or the Seller, as the case may be, of immediately available funds from such party to a designated account of such other party.

         (b) The amount of any payment pursuant to Section 2.5 shall bear interest from and including the day on which the Effective Time occurs but excluding the date of payment at a rate per annum equal for each day during such period to the federal funds effective rate as published daily by the Federal Reserve System.

                                   ARTICLE III

                                   THE CLOSING

         Section 3.1 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Edwards & Angell, 101 Federal Street, 23rd Floor, Boston, Massachusetts, commencing at 10:00 a.m. local time on the second (2nd) Business Day following the date on which all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) are satisfied, or on such other date as the Buyer and the Seller may mutually determine (the "Closing Date"). Upon consummation, except as specifically provided for herein, the Closing shall be deemed to be effective for all purposes, including without limitation, for tax, accounting, financial, risk allocation and liability purposes at the Effective Time and each of Seller Parent, Seller and Buyer hereby agree to take such action and to execute such documents as may be reasonably required to effect such intent.

         Section 3.2 Deliveries at Closing.

         (a) At the Closing, the Seller shall deliver to the Buyer:

                  (i) Certificates representing all of the Company Shares, duly endorsed in blank or accompanied by duly executed stock powers, together with the certificates representing the Subsidiary shares, minute books, stock record books and other corporate documents relating to the Company and the Subsidiary;

                  (ii) Written tenders of resignation of the Chief Executive Officer of the Company, of each director of each of the Company and the Subsidiary, and of the Secretary of each of the Company and the Subsidiary and of the persons listed on Exhibit B hereto;

                  (iii) The closing documents described in Sections 11.1(c) and
(g) hereof;

                  (iv) The Sublease;

                  (v) The Outsourcing Agreement;

                  (vi) The Trademark Assignment Agreement;

                  (vii) The Loan Servicing Agreement Amendments;

                  (viii) The TSA;

                  (ix) An opinion of counsel of Seller Parent and Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer to the effect that: (1) Each of Seller Parent, Seller, the Company and the Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (2) Each of Seller Parent and Seller has the corporate power and authority to enter into and perform its obligations under this Agreement; (3) This Agreement and the other closing documents delivered and executed by any of the Seller Parent or Seller have been duly and validly authorized, executed and delivered by each of Seller Parent and Seller and (assuming due authorization, execution and delivery by Buyer) are legal, valid and binding obligations of each of Seller Parent and Seller to the extent it is a party thereto, enforceable against each of Seller Parent and Seller in accordance with their respective terms, except as enforcement may be limited by receivership, conservatorship, and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditor's rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies; and

                  (x) All other documents, instruments and writings required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by Buyer in connection herewith.

         (b) At the Closing, the Buyer shall deliver to Seller Parent, as agent for the Seller:

                  (i) The closing documents described in Section 11.2(c) and (f) hereof;

                  (ii) The Sublease;

                  (iii) The Outsourcing Agreement;

                  (iv) The Loan Servicing Agreement Amendments;

                  (v) The TSA;

                  (vi) An opinion of counsel of Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller to the effect that: (1) Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (2) Buyer has the corporate power and authority to enter into and perform its obligations under the Agreement; (3) This Agreement and the other closing documents delivered and executed by Buyer have been duly and validly authorized, executed and delivered by Buyer and (assuming due authorization, execution and delivery by Buyer) are legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditor's rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies; and

                  (vii) All other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by Seller in connection herewith.

                                   ARTICLE IV

      REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER AND SELLER PARENT

         As a material inducement to the Buyer to enter into this Agreement, Seller Parent and the Seller hereby represent and warrant to the Buyer as follows:

         Section 4.1 Organization. The Seller is a corporation and Seller Parent is a national banking association, each of which is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation.

         Section 4.2 Authorization of Transaction. The Seller and Seller Parent each has the necessary corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be executed by each of them hereunder, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Seller and Seller Parent of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller and Seller Parent. No other corporate action or proceeding on the part of the Seller or Seller Parent is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Seller or Seller Parent pursuant hereto or the consummation by the Seller or Seller Parent of the transactions contemplated hereby. When fully executed and delivered, this Agreement and each of the other documents and instruments to be executed and delivered by the Seller or Seller Parent pursuant hereto will constitute valid and binding agreements of the Seller and Seller Parent, enforceable against each of them in accordance with their respective terms, subject to the effect of receivership, conservatorship or supervisory powers of bank regulatory agencies and subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will directly or indirectly (with or without notice, lapse of time or both) (a) violate any injunction, judgment, order, decree, ruling or other restriction of any Governmental Entity to which the Seller or Seller Parent is subject or any provision of Applicable Law or the charter or bylaws of the Seller or Seller Parent, (b) conflict with, result in a breach of, constitute a default under, or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or Seller Parent is a party or by which it is bound, except where any such violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice or obtain consent would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Seller or Seller Parent, or (c) result in the imposition of any Lien against the Company Shares or any Lien (other than Permitted Liens) against any of the Assets of the Company or any of the assets of the Subsidiary.

         Section 4.4 Governmental Consents. In connection with the consummation of the sale of the Company Shares by the Seller to the Buyer, no registrations, filings, applications, notices, consents, approvals, orders, qualifications or waivers are required to be made, filed, given or obtained by the Seller or any of its Affiliates, to or from any Governmental Entity, except for those (a) that become applicable solely as a result of the specific regulatory status of the Buyer or its Affiliates, (b) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Act, (c) pursuant to requirements of any agreement, contract, lease, instrument or other arrangement that Seller or any of its Affiliates (other than the Company or the Subsidiary) are party to, (d) except as set forth on Sections 5.3 and 5.15 of Seller's Disclosure Schedule, pursuant to state registration, licensing or notice requirements that may apply to the Company or the Subsidiary in connection with the sale of the Company Shares by the Seller to the Buyer or (e) that the failure to make, file, give or obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Seller, the Seller Parent or the Company. As of the date hereof, neither Seller Parent nor the Seller is aware of any reason why any consent, approval or waiver necessary to permit consummation of the transactions contemplated by this Agreement, including without limitation all consents, approvals or waivers of any Governmental Entities, will not be received on a timely basis.

         Section 4.5 Brokers' Fees. Except for Morgan Stanley & Co., whose fees and expenses Seller Parent agrees will be paid by Seller Parent, neither the Seller nor Seller Parent has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer, the Company or the Subsidiary, could become liable or obligated.

         Section 4.6 The Company Shares.

         (a) The Seller holds of record and owns beneficially all of the issued and outstanding shares of capital stock of the Company, free and clear of all Liens. Other than such capital stock, there are no outstanding equity securities of the Company. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any of the Company Shares (other than this Agreement) or requiring the Seller to repurchase, redeem or otherwise acquire, or requiring the registration for sale of any of the capital stock of the Company or the Subsidiary. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Company Shares.

         (b) The delivery at the Closing by Seller to Buyer of the certificates representing the Company Shares, duly endorsed for transfer or accompanied by duly endorsed stock powers, will vest Buyer on the Closing Date with good and marketable title to all of the Company Shares, free and clear of all Liens, other than Liens created by the Buyer or its Affiliates. Seller has the full power, right and authority to vote and transfer the Company Shares and, on the Closing Date, Seller will have the full power, right and authority to vote and transfer the Company Shares. At the Closing, the Company will have good and marketable title to all of the shares of capital stock of the Subsidiary, free and clear of all Liens, other than Liens created by Buyer or its Affiliates.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

         As a material inducement to the Buyer to enter into this Agreement, the Seller Parent and the Seller hereby represent and warrant to the Buyer as follows:

         Section 5.1 Organization, Qualification, and Corporate Power. Each of the Company and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and the Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such authorization, qualification or good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each of the Company and the Subsidiary has full corporate power and authority to carry on the businesses in which it is currently engaged and to own and use the properties currently owned and used by each in the conduct of its respective businesses. Section 5.1 of Seller's Disclosure Schedule lists each of the states where each of the Company and the Subsidiary is qualified to do business as of the date of this Agreement.

         Section 5.2 Capitalization and Subsidiary.

         (a) The entire authorized capital stock of the Company consists of 100 shares of common stock, par value $10.00 per share, of which 100 shares are issued and outstanding and zero shares are held in treasury. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable. None of the Company Shares has been issued in violation of any Applicable Law or preemptive right. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the capital stock of the Company. The Company is not under any obligation to repurchase, redeem or otherwise acquire or requiring registration for sale of any of the capital stock of the Company or the Subsidiary. There are no preemptive rights in respect of any of the capital stock of the Company.

         (b) The entire authorized capital stock of the Subsidiary consists of 100,000 shares of common stock, par value $1.00 per share, of which 32,380 shares are issued and outstanding and zero shares are held in treasury. Other than such capital stock, there are no outstanding equity securities of the Subsidiary. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and are held of record and owned beneficially by the Company free and clear of all Liens. None of the outstanding shares of capital stock of the Subsidiary has been issued in violation of any Applicable Law or preemptive right. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the capital stock of the Subsidiary. The Subsidiary is not under any obligation to repurchase, redeem or otherwise acquire or requiring registration for sale of any of the capital stock of the Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any of the capital stock of the Subsidiary. There are no preemptive rights in respect of any capital stock of the Subsidiary.

         (c) The Company does not own (or have any agreement to acquire), directly or indirectly, any beneficial interest (except as creditor in the Ordinary Course of Business) in any Person other than in the Subsidiary and the Trust. The Subsidiary does not own (or have any agreement to acquire), directly or indirectly, any beneficial interest (except as creditor in the Ordinary Course of Business) in any Person.

         Section 5.3 Noncontravention with respect to the Company. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will directly or indirectly (with or without notice, lapse of time or both) (a) violate any injunction, judgment, order, decree, or ruling, of any Governmental Entity to which the Company or the Subsidiary is subject or any provision of Applicable Law or the respective charters or bylaws of the Company or of the Subsidiary, (b) except as set forth in Section 5.3 of Seller's Disclosure Schedule, conflict with, result in a breach of, constitute a default under, or result in the acceleration of, create in any party the right to accelerate, terminate, modify or terminate, cancel, or require any notice or consent under any material agreement, contract, lease, license, instrument, or other arrangement to which the Company or the Subsidiary is a party or by which any of them are bound, or (c) result in the imposition of any Lien against any of the Assets of the Company or any of the assets of the Subsidiary (other than a Permitted Lien).

         Section 5.4 Brokers' Fees. Neither the Company nor the Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         Section 5.5 Title and Related Matters.

         (a) With the exception of properties disposed of in the Ordinary Course of Business since December 31, 2001, the Company or the Subsidiary has good title to, or holds by valid and existing lease or license, free and clear of all Liens other than Permitted Liens, each piece of real and personal property reflected on the Financial Statements and each piece of real and personal property acquired by the Company or the Subsidiary since December 31, 2001. Neither the Company nor the Subsidiary owns any real property.

         (b) Section 5.5(b) of Seller's Disclosure Schedule sets forth a list of all leases (including subleases) of real property to which the Company or the Subsidiary is a party (the "Leases"). The Leases are in full force and effect in all material respects and, as of the date hereof, neither the Company nor the Subsidiary has received a notice of default or termination with respect to any of the Leases. Except as set forth in Section 5.5(b) of Seller's Disclosure Schedule, there has not occurred any event which would constitute a material breach by the Company or the Subsidiary of, or material default by the Company or the Subsidiary in, the performance of any covenant, agreement or condition contained in any Lease, and to the Seller's knowledge, no lessor under a Lease is in material breach or default in the performance of any covenant, agreement or condition contained in such Lease. The Company or the Subsidiary has paid all rents and other charges to the extent due under the Leases.

         (c) With respect to material personal property used by the Company and the Subsidiary in its respective businesses and leased by the Company or the Subsidiary, the Company or the Subsidiary is not in default under the terms of any such lease.

         (d) The material tangible personal property used by the Company and the Subsidiary are adequate to conduct their respective businesses in all material respects as currently conducted. Except as set forth in Section 5.5(d) of Seller's Disclosure Schedule, to Seller's knowledge, the material items of tangible personal property owned or leased by the Company or the Subsidiary, and the improvements and structures (and the fixtures and appurtenances thereto) located on the real property subject to the Leases are generally in good working order, reasonable wear and tear excepted, and at all times during the past two years have been.

         (e) The Company and the Subsidiary have good and marketable title to or other right to use, free and clear of all Liens other than Permitted Liens, all tangible assets and property that are material to the business and operations of each of the Company and the Subsidiary as currently conducted.

         Section 5.6 Insurance. As of the date hereof, the Company and the Subsidiary are, and at all times during the past two years have been, covered by valid and currently effective insurance policies issued in favor of the Seller, Seller Parent and/or the Company and the Subsidiary that, in the judgment of the Seller, are customary for companies of similar size in the industry and locale in which the Company or the Subsidiary operate. Section 5.6 of Seller's Disclosure Schedule sets forth a complete and accurate list of all insurance policies issued in favor of the Ultimate Parent, Seller, Seller Parent and/or the Company and the Subsidiary in connection with the business and operations of the Company and the Subsidiary (the "Policies"). None of the Ultimate Parent, Seller, Seller Parent, the Company or the Subsidiary is in material default with respect to the Policies, and none of the Ultimate Parent, Seller, Seller Parent, the Company or the Subsidiary has received any notice of a cancellation with respect to any of the Policies and, within the last year, none of the Ultimate Parent, Seller, Seller Parent, the Company or the Subsidiary has been refused any insurance coverage sought or applied for with respect to the business of the Company or the Subsidiary.

         Section 5.7 Financial Statements. Set forth in Section 5.7 of Seller's Disclosure Schedule are true and complete copies of the following: The audited consolidated balance sheets of the Company as of December 31, 2001 and the related consolidated statements of income and cash flows for the years ended December 31, 2001, together with the notes thereto, and the unaudited consolidated balance sheets of the Company as of March 31, 2002 and the related consolidated statements of income for the year 2002 through March 31, 2002 (collectively, the "Financial Statements"). The Financial Statements (a) are based on the books and records of the Company and the Subsidiary and (b) present fairly in all material respects the consolidated financial position and results of operations of the Company and the Subsidiary for the period or as of the date set forth therein, in each case, in accordance with GAAP consistently applied (except as otherwise indicated therein and except that the March 31, 2002 statements are not accompanied by notes or other textual disclosure required by
GAAP). The balance sheets included in the Financial Statements do not reflect any material write-up or revaluation not separately identified increasing the book value of any assets other than write-ups or revaluations made in the Ordinary Course of Business, nor have there been any transactions since December 31, 2001 giving rise to any such material special or nonrecurring income or any such material write-up or revaluation other than those made in the Ordinary Course of Business.

         Section 5.8 Absence of Undisclosed Liabilities. Neither the Company nor the Subsidiary has any Liabilities in excess of $750,000, individually or in the aggregate, that would be required to be recorded under GAAP except Liabilities
(a) that are reflected or disclosed on the Financial Statements, (b) that are disclosed in or contemplated by this Agreement, or (c) that were incurred after March 31, 2002 in the Ordinary Course of Business, and that individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Effect.

         Section 5.9 Events Subsequent to December 31, 2001. Since December 31, 2001, there have been no events that, individually or in the aggregate, have had or would be reasonably expected to have a Material Adverse Effect on the Company nor has there been any sale, assignment or transfer of any of the material Assets of the Company, or material assets of the Subsidiary, other than sales, assignments or transfers of assets in the Ordinary Course of Business. Except with respect to activities undertaken in connection with the transactions contemplated by this Agreement, including the public announcement of the sale of the Company, since December 31, 2001 each of the Company and the Subsidiary has carried on its respective business in all material respects in the Ordinary Course of Business. Except as set forth in Section 5.9 of Seller's Disclosure Schedule, since December 31, 2001, the Company and the

Subsidiary have not suffered any material loss, damage, destruction or other casualty to any of the Assets of the Company or assets of the Subsidiary that were not replaced or covered by insurance.

         Section 5.10 Legal Compliance. Each of the Company and the Subsidiary has complied in all material respects with all Applicable Laws, except where noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. It is the intent of the parties that this representation and warranty not apply to matters relating to student loan servicing, Taxes or employees, which are the subjects of Sections 5.13, 9.1 and 10.1, respectively.

         Section 5.11 Intellectual Property. Set forth in Section 5.11(a) of Seller's Disclosure Schedule hereto is a true and complete listing of all material intangible assets and properties owned by the Company and the Subsidiary as of the date hereof (the "Owned Intangible Properties"). Set forth in Section 5.11(b) of Seller's Disclosure Schedule is a true and complete listing of all material intangible assets and properties which the Company or the Subsidiary licenses or otherwise has the right to use from third parties (the "Licensed Intangible Properties"). The Owned Intangible Properties and the Licensed Intangible Properties constitute all material intangible assets and properties used or necessary in connection with the conduct of the businesses of the Company and the Subsidiary. Except as set forth in Section 5.11(c) of Seller's Disclosure Schedule, the Company or the Subsidiary has good and marketable title to the Owned Intangible Properties, free and clear of all Liens, other than Permitted Liens. Except as set forth in Section 5.11(c) of Seller's Disclosure, either the Company or the Subsidiary has the valid and enforceable right to use the Licensed Intangible Properties in the manner the Licensed Intangible Properties are used in connection with the business of the Company or the Subsidiary as currently conducted, free and clear of all Liens, other than Permitted Liens, except where the failure to have such valid and enforceable rights would not result in a Material Adverse Effect on the Company. To Seller's knowledge, none of the Owned Intangible Properties, nor the Company's or the Subsidiary's use of the Licensed Intangible Properties, violates or infringes against the rights of any third party, except where such violations or infringements would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect on the Company. To Seller's knowledge, no third party is violating or infringing upon the Owned Intangible Properties. Neither the Company nor the Subsidiary has specifically agreed to indemnify any Person against any charge of infringement with respect to the Owned Intangible Properties or the Licensed Intangible Properties, other than (a) subcontractors, customers, persons granted the right to use such property and software developers engaged by the Company or the Subsidiary, (b) employees, officers and directors of the Company or the Subsidiary, or (c) as set forth in any written agreement granting the Company or the Subsidiary the right to use the Licensed Intangible Properties.

         Section 5.12 Contracts. Section 5.12 of Seller's Disclosure Schedule hereto lists all oral and written agreements to which the Company or the Subsidiary is a party:

                  (a) That generated annual revenue in excess of $200,000 during the year 2001 or that are expected to generate revenue in excess of $200,000 and have been entered into since January 1, 2002;

                  (b) That commit the Company or the Subsidiary to expend in excess of $200,000 during the year 2002 (but excluding agreements that are dependent upon the volume or number of transactions or services processed or delivered, unless such agreement contains a commitment to expend a minimum amount in excess of $200,000);

                  (c) Limits or restricts the ability of the Company or the Subsidiary to compete or otherwise to conduct its business in any material manner or place;

                  (d) Involves an obligation for borrowed money, a capitalized lease, or provides for a guaranty or surety by the Company or the Subsidiary in respect of any Person other than the Company or the Subsidiary;

                  (e) Contains restrictions with respect to payment of dividends or any other distribution in respect of capital stock;

                  (f) Relates to any loan or advance to, or investment in, any Person by the Company or the Subsidiary or to the making of any such loan, advance or investment in each case involving an amount in excess of $50,000; or

                  (g) Effecting a divestiture or acquisition of any Person or any material Assets of the Company or material assets of the Subsidiary where the agreement provides that the Company or the Subsidiary is subject to indemnity obligations or obligations to perform material services (but excluding all such agreements relating to outsourcing, servicing, servicing acquisition or similar agreements entered into in the Ordinary Course of Business).

The agreements set forth in Section 5.12 of Seller's Disclosure Schedule are referred to herein as the "Material Contracts". Except as set forth in Section
5.12 of Seller's Disclosure Schedule, each Material Contract is valid and in full force and effect according to its terms and the Company or the Subsidiary, as applicable, has duly performed in all material respects all its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, or, to the Seller's knowledge, alleged breach or default or event which would (with the passage of time, notice or both) constitute a breach or default by the Company or the Subsidiary thereunder, or, to the Seller's knowledge, any other party or obligor with respect thereto, has occurred (and neither the Company or the Subsidiary has received any formal cure notice or written allegation of any intention to terminate or cancel any Material Contract, other than those that have been rescinded). True copies of each of the written agreements identified in Section 5.12 of Seller's Disclosure Schedule, including all substantive amendments, waivers and modifications thereto have been made available to Buyer.

         Section 5.13 Servicing. The Company is in compliance with Applicable Laws relating to the servicing of student loans, except where noncompliance would not have a Material Adverse Effect on the Company.

         Section 5.14 Litigation. Except as set forth in Section 5.14 of Seller's Disclosure Schedule, there are no Actions pending or, to the Seller's knowledge, threatened against the Company or the Subsidiary or against any Asset of the Company or asset of the Subsidiary, that

(a) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (b) enjoins or seeks to enjoin any significant activity of the Company or the Subsidiary or (c) involves a claim of liability against the Company or the Subsidiary in excess of $250,000. To Seller's knowledge, there does not exist any fact or circumstance that would be reasonably expected to give rise to any such Action. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against the Company or the Subsidiary. There is no actual or, to the Seller's knowledge, threatened Action which presents a claim to restrain, condition or prohibit the transactions contemplated herein.

         Section 5.15 Licenses, Registrations or Permits. Each of the Company and the Subsidiary hold all material licenses, registrations or permits (or exemptions therefrom) necessary to conduct the business and operations of the Company and the Subsidiary as presently conducted. Section 5.15 of Seller's Disclosure Schedule sets forth all licenses, registrations or permits held by the Company or the Subsidiary. Each such material license, registration and permit is in full force and effect. No Action is pending, or to the Seller's knowledge, is threatened, seeking the revocation, cancellation, suspension or limitation of any such license registration, permit or exemption.

         Section 5.16 Labor Relations. There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim pending, or to the Seller's knowledge, threatened against or affecting the Company or the Subsidiary. Neither the Company nor the Subsidiary is a party to a collective bargaining agreement or other similar contract or agreement or understanding with any labor organization, group or association. To the Seller's knowledge, no labor organization, collective bargaining representative or group of employees claims to represent a majority of the employees of the Company or the Subsidiary in an appropriate unit of the Company and the Subsidiary. Except as set forth in Section 5.16 of the Seller's Disclosure Schedule, within the last two (2) years prior to the date hereof, neither the Company nor the Subsidiary has been the subject to any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of the employees of the Company or of the Subsidiary or been subject to, or to the Seller's knowledge, threatened with any strike or other concerted labor activity or dispute. Each of the Company and the Subsidiary is in material compliance with all Applicable Laws respecting employment practices, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practices.

         Section 5.17 Affiliate Transactions. Except as set forth in Section
5.17 of Seller's Disclosure Schedule or in the Financial Statements, (a) none of the Seller or any of its Affiliates (other than the Company and the Subsidiary) provides or causes to be provided to the Company or the Subsidiary any material assets, services or facilities and (b) none of the Company or the Subsidiary provides or causes to be provided to the Seller or any of its Affiliates (other than the Company and the Subsidiary) any material assets, services or facilities, in either the case of (a) or (b) other than administrative and corporate services such as financial reporting, treasury, tax compliance, risk management, payroll, cash management, human resources and benefits administration, legal, information technology, corporate sponsored training, group purchasing and other similar services provided by a parent company to its operating subsidiaries. Other than as provided for by this Agreement, the consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from the Company or the Subsidiary to Seller or any of its Affiliates (other than the Company or the Subsidiary).

         Section 5.18 Bank Accounts; Lock Boxes. Section 5.18 of Seller's Disclosure Schedule sets forth a list of all banks or other financial institutions with which the Company or the Subsidiary have an account or maintain a lock box or safe deposits box, showing the type and account number of each such account, lock box and safe deposit box.

         Section 5.19 Officers and Directors. Section 5.19 of Seller's Disclosure Schedule lists all of the current directors and senior officers of each of the Company and the Subsidiary.

         Section 5.20 Books and Records. The minute books and records of the Company and the Subsidiary contain true, complete and correct records of all actions taken at all meetings and by all written consents in lieu of meetings of the Board of Directors, or any committees thereof, and stockholders of the Company and the Subsidiary since January 1, 2001.

         Section 5.21 Environmental Compliance. The Company and the Subsidiary have obtained all Environmental Permits required to carry on their respective businesses as now conducted, are in compliance with the terms and conditions of all such Environmental Permits and are in compliance with all applicable Environmental Laws, except for any of the foregoing as would not reasonably be expected to result, individually or in the aggregate, in material liability under or relating to the Environmental Laws. Neither the Company nor the Subsidiary has received any Environmental Claim and neither the Company nor the Subsidiary is aware of any Environmental Claim that has been threatened in writing. Neither the Company nor the Subsidiary has entered into, has agreed to, or is subject to as a party any Environmental Claim that has been received by the Company or the Subsidiary, any material order of any Governmental Entity received by the Company or the Subsidiary, or any material order of any Governmental Entity issued to Company or the Subsidiary under or relating to any Environmental Laws. To the knowledge of the Seller, except as would not reasonably be expected to result, individually or in the aggregate, in material liability under or relating to Environmental Laws, Regulated Substances have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released by the Company or the Subsidiary at, on, from or under any of the properties or facilities currently or formerly (within the past two years) owned or leased by the Company or the Subsidiary, in material violation of, or in a manner to a location that would reasonably be expected to give rise to material liability to the Company or the Subsidiary under or relating to, any Environmental Laws.

         Section 5.22 Accounts Receivable. Except as set forth in Section 5.22 of Seller's Disclosure Schedule, all of the accounts receivable that are recorded on the books of the Company or the Subsidiary are bona fide and represent amounts validly due; provided, however, that this representation shall not apply to any accounts receivables or any other amounts due from Buyer or its Affiliates to the Company or its Subsidiary.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER

         As a material inducement to the Seller and Seller Parent to enter into this Agreement, the Buyer hereby represents and warrants to the Seller and Seller Parent as follows:

         Section 6.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         Section 6.2 Authorization of Transaction. The Buyer has the necessary corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be executed by it hereunder, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. No other corporate action or proceeding on the part of the Buyer is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Buyer pursuant hereto or the consummation by the Buyer of the transactions contemplated hereby. When fully executed and delivered, this Agreement and each of the other documents and instruments to be executed and delivered by the Buyer pursuant hereto will constitute valid and binding agreements of the Buyer, enforceable against it in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 6.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will directly or indirectly (with or without notice, lapse of time or both) (a) violate any injunction, judgment, order, decree, ruling or other restriction of any Governmental Entity to which the Buyer is subject or any provision of Applicable Law or the charter or bylaws of the Buyer or (b) conflict with, result in a breach of, constitute a default under, or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound, except where any such violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give such notices or obtain such consents would not reasonably be expected to have a Material Adverse Effect on the Buyer.

         Section 6.4 Governmental Consents. In connection with the consummation of the purchase of the Company Shares by the Buyer from the Seller, no registrations, filings, applications, notices, consents, approvals, orders, qualifications or waivers are required to be made, filed, given or obtained by the Buyer or any of its Affiliates, to or from any Governmental Entity except for those (a) that become applicable solely either as a result of the specific regulatory status of the Seller or its Affiliates, (b) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Act, or (c) the failure to make, file, give or obtain would not have a Material Adverse Effect on the Buyer. As of the date hereof, the Buyer is not aware of any reason why any consent, approval or waiver necessary to permit consummation of the transactions contemplated by this Agreement, including without limitation all consents, approvals or waivers of any Governmental Entities, will not be received on a timely basis.

         Section 6.5 Brokers' Fees. Except for Goldman, Sachs & Co., whose fees and expenses will be paid by the Buyer, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller or Seller Parent could become liable or obligated.

         Section 6.6 Investment. The Buyer is acquiring the Company Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Company Shares. The Buyer agrees that the Company Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under such act, and without compliance with state securities laws, in each case, to the extent applicable.

         Section 6.7 Financing. The Buyer has immediate access to all funds necessary to pay the Purchase Price and related fees and expenses, and the Buyer has the financial capacity to perform all of its other obligations under this Agreement.

                                   ARTICLE VII

                                INTERIM COVENANTS
         The parties agree as follows with respect to the period between the time of execution of this Agreement and the Closing.

         Section 7.1 Notices and Consents.

         (a) From the date hereof through the Closing, subject to the terms and conditions herein provided, including Section 7.2, each of the Seller, Seller Parent, and the Buyer agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate in good faith with the other in connection with the foregoing, including using its reasonable best efforts (i) to obtain all consents, approvals and authorizations that are required to be obtained under any Applicable Law, (ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iii) to effect all necessary registrations and filings, including, but not limited to, filings under the Hart-Scott-Rodino Act and submissions of information requested by Governmental Entities, and (iv) to fulfill all conditions to this Agreement.

         (b) In addition to the foregoing, and not in limitation thereof, each of the Seller, Seller Parent and Buyer covenants and agrees to file the notices required to be filed with any Person in connection with the transactions contemplated hereby within five (5) Business Days of the date hereof, including but not limited to, filing premerger notification under the Hart-Scott-Rodino Act (which shall be filed within two (2) Business Days of the date hereof and each party shall request early termination of the waiting period) and all other notices, registrations, applications or other filings that may be required with any other Governmental Entities. The Seller, Seller Parent, and the Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use their respective reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be. Further, each of Buyer and Seller will be given notice of and a reasonable opportunity to participate in contacts with any Governmental Entity regarding antitrust or merger control matters. To the extent permitted by Applicable Law, Buyer and Seller shall provide the other the opportunity to make copies of all material correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the transactions contemplated by this Agreement, except for documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the Hart-Scott-Rodino Act which reveal Seller's or Buyer's negotiating objectives or strategies or purchase price expectations. Buyer and Seller acknowledge that all such information provided pursuant to the foregoing sentence shall be subject to the terms of the Confidentiality Agreement.

         (c) Buyer and Seller shall notify and keep the other advised as to (i) any material communication from the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity regarding any of the transactions contemplated hereby and (ii) any Action pending and known to such party or, to its knowledge, threatened, which challenges the transactions contemplated hereby. Except as provided herein, Buyer, Seller and Seller Parent shall not take any action inconsistent with their obligations under this Agreement which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

         (d) All documents required to be filed by any of Buyer or Seller or any of their respective Affiliates with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of Applicable Law.

         Section 7.2 Assignment of Contracts, Approvals, Etc.

         (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract or permit, or any claim, right or benefit arising thereunder or resulting therefrom, if pursuant to the terms of such contract or permit the purchase and sale of the Company Shares would constitute an attempted assignment thereof, that without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto, or in any way adversely affect the rights of the Buyer, the Company, the Subsidiary or the Seller thereunder.

         (b) With respect to any contract or permit that by its terms requires the consent of a third party to the purchase and sale of the Company Shares, subject to the provisions of Section 7.2(c) the Seller and the Buyer will use reasonable good faith efforts to obtain as expeditiously as possible the written consent of the other party or parties to such contract or permit.

         (c) It is, and the Buyer acknowledges that it shall be, the obligation of the Seller (and not the Buyer) to obtain all required consents with respect to any agreement, contract, lease, instrument, arrangement or permit, but that the Seller shall not be obligated to pay any money to any Person or to offer or grant other financial or other accommodations to any Person in connection with obtaining any consent, waiver, confirmation, novation or approval with respect to any contract or permit. The Buyer will use reasonable good faith efforts to assist the Seller in obtaining the required consents. Notwithstanding the foregoing, the failure by the parties to obtain any required consent (other than the failure to obtain any material non-contractual consent to the transfer of the Shares from any Governmental Entity possessing competent regulatory jurisdiction over the Seller or the Seller Parent to the transfer of the Company Shares from Seller to Buyer (the "Material Governmental Consents") and other than the expiration of the waiting period under the Hart-Scott-Rodino Act), waiver, confirmation, novation or approval with respect to any agreement, contract, lease, instrument, arrangement or permit shall not relieve either party from its obligation to consummate at the Closing the transactions contemplated by this Agreement. In addition, no action taken by any third party amending, modifying, terminating or altering performance under any agreement, contract, lease, instrument, arrangement or permit or indicating an intention of doing any of the foregoing shall relieve either party from its obligation to consummate at the Closing the transactions contemplated by the Agreement.

         (d) For one hundred eighty (180) days following the Closing Date, the Buyer and Seller shall continue to use their commercially reasonable efforts, and shall cooperate with each other, to obtain the aforementioned consents, however, Seller shall not be obligated to pay any money to any Person or to offer or grant other financial or other accommodations to any Person in connection with obtaining any consent, waiver, confirmation, novation or approval with respect to any contract or permit.

         Section 7.3 Full Access.

         (a) From the date hereof through the Closing Date, the Seller will permit and will cause the Company and the Subsidiary to permit, representatives of the Buyer to have full access during normal business hours, upon two (2) Business Days' prior notice and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiary, to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to the Company and the Subsidiary, provided, however, that under no circumstances shall the Seller be required to provide to the Buyer and its representatives access to, nor shall any of them have rights to make copies of,
(i) tax returns filed by any of the Seller's Affiliates (other than the Company and the Subsidiary), (ii) any information or materials subject to confidentiality agreements with third parties or required to be kept confidential by law, or (iii) any privileged attorney-client communication or document. The Buyer (i) will treat and hold any information it receives from the Seller, the Company, or the Subsidiary in the course of the reviews contemplated by this Section 7.3 as Evaluation Materials in accordance with, and subject to the terms of the Confidentiality Agreement, which is hereby incorporated in this Section 7.3(a) as though fully set forth herein, (ii) will not use any of the Evaluation Materials except in connection with this Agreement, and, (iii) if this Agreement is terminated for any reason whatsoever, upon the written request of the Seller will return to Seller Parent all copies of such Evaluation Materials which are in its possession. The Seller shall not be required to permit any such access or provide any such information to the extent such access or the disclosure of such information in the sole judgment of Seller unreasonably interferes with the Seller, the Company or the Subsidiary or would, in the sole judgment of the Seller, violate or prejudice the rights of the borrowers (including, but not limited to, privacy rights) or other third parties, jeopardize any attorney-client privilege of the Seller or any of its Affiliates, including the Company or the Subsidiary, or contravene any law, rule, regulation, order, judgment or decree binding upon, or any agreement, contract or other arrangement, entered into by, the Seller or any of its Affiliates, the Company or the Subsidiary or jeopardize the Company's or the Subsidiary's rights under any such agreement, contract or other arrangement.

         (b) All requests for access to the offices, plants, properties, books, and records relating to the business and the affairs of the Company and the Subsidiary shall be made to the representatives of the Seller set forth on the date hereof in Section 7.3(b) of Seller's Disclosure Schedule or to such other representatives as the Seller shall designate in writing to the Buyer (the "Seller Representatives"), who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further understood and agreed that neither the Buyer nor its authorized representatives shall contact any of the employees, customers, suppliers, contractors of the Seller or the Company or the Subsidiary or any of the borrowers or anyone else with whom the Company or the Subsidiary has a business relationship in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the prior authorization of the Seller Representatives.

         Section 7.4 Conduct of Business Prior to Closing.

         (a) From the date hereof until the Closing, except as set forth on the date hereof in Section 7.4(a) of Seller's Disclosure Schedule, Seller shall cause the Company and the Subsidiary to carry on their respective businesses in the Ordinary Course of Business and shall use commercially reasonable efforts to preserve intact their current business organization, maintain their assets in good working order (reasonable wear and tear excepted), keep available the services of their current officers and employees and maintain existing relations and goodwill with their suppliers, brokers, customers, landlords, creditors, employees and agents having business relationships with any of them. Without limiting the generality of the foregoing, except as otherwise specifically provided by this Agreement, without the prior consent of the Buyer, Seller will not permit the Company or the Subsidiary to, and neither the Company nor the Subsidiary will, do (nor will any of them authorize or propose or enter into any contract, agreement, commitment or arrangement to do) any of the following:

                  (i) Authorize any direct or indirect redemption or acquisition of any shares of its capital stock;

                  (ii) Split, combine or reclassify any capital stock or issue any other security in respect of, in lieu of or in substitution for shares of capital stock or repurchase, redeem or otherwise acquire any shares of capital stock;

                  (iii) Issue, deliver, pledge, encumber, sell, or purchase any shares of capital stock or securities convertible into, or rights, warrants or options to acquire, any shares of capital stock or other convertible securities;

                  (iv) Acquire or agree to acquire by merging or consolidating with, or by purchasing any portion of the capital stock or assets of, or by any other manner, any business, corporation, partnership, association or other business organization, or any division thereof;

                  (v) Amend its Articles of Incorporation or By-laws;

                  (vi) Grant any increase in the compensation or benefits of, or pay any bonus to, any officer or employee (whether general or otherwise) other than those committed to, by contract or otherwise (other than in the Ordinary Course of Business);

                  (vii) Enter into any employment or compensation agreement with any officer or employee (other than in connection with the hiring of new employees in the Ordinary Course of Business), or terminate the employment of any officer or employee (other than in the Ordinary Course of Business);

                  (viii) Except as provided in Section 10.2 hereof relating to the establishment of group health plans for Company Employees, modify, cancel or establish any Company Benefit Plan in regard to any of its current employees except to the extent required by any Applicable Law;

                  (ix) Except in the Ordinary Course of Business or as required by their terms, amend or terminate any Material Contract;

                  (x) Terminate or fail to use reasonable efforts to renew or preserve any license, permit or registration except where the failure to hold any such license, permit or registration would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect;

                  (xi) Sell, transfer, lease, license, mortgage, encumber or otherwise dispose of any assets, rights or liabilities, except (A) in the Ordinary Course of Business, (B) for dispositions of property not greater than $100,000 individually or $500,000 in the aggregate, or (C) as contemplated in connection with this Agreement;

                  (xii) Change any financial or Tax accounting methods, principles, practices or policies, except as required by GAAP; provided, that notwithstanding anything to the contrary herein, no adjustments shall be made to any accruals or reserves reflected in the Financial Statements in contemplation of the transactions contemplated hereby;

                  (xiii) Make any capital expenditure, or commitments with respect thereto, except for capital expenditures that do not exceed $250,000 individually (other than in furtherance of projects already commenced or planned or in the Ordinary Course of Business);

                  (xiv) Incur, assume or guarantee any indebtedness (except for borrowings from the Seller, Seller Parent or any of its Affiliates) or capital leases, or create or permit to become effective any Lien or charge of any kind upon its assets (except pursuant to borrowings from the Seller, Seller Parent or any of its Affiliates) (other than in the Ordinary Course of Business);

                  (xv) (A) Pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation, where such payment, discharge, settlement or satisfaction would have an adverse effect on the Company's financial condition in excess of $250,000, other than the payment, discharge, settlement or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements (or the notes thereto) or incurred since the date of such financial statements in the Ordinary Course of Business, or (B) waive any claims or rights of substantial value; or

                  (xvi) Agree to or make any commitment to take any actions prohibited by this Section 7.4.

         (b) Notwithstanding the provisions of this Section 7.4, nothing in this Agreement shall be construed or interpreted to prevent the Seller, the Company or the Subsidiary from (1) paying or making any cash dividends, (2) making or accepting intercompany or intracompany advances to, from or with the Seller or any of its Affiliates, or (3) engaging in any transaction incident to the normal cash management procedures of the Seller and its Affiliates in the Ordinary Course of Business.

         (c) Buyer hereby designates the two officers of Buyer or its Affiliates listed on Section 7.4(c) of Buyer's Disclosure Schedule, or such other officers as Buyer may designate upon written notice to Sellers (the "Buyer's Representatives"), to be responsible for determining whether consent to any action prohibited by this Section 7.4 shall be given by Buyer. The Seller Representatives may contact Buyer Representatives with any requests for consent to any action prohibited by this Section 7.4. The Buyer Representatives shall respond promptly in writing to any request for consent to the taking of any action under this Section 7.4. If the Buyer Representatives do not respond to any request within five (5) Business Days of its delivery, such consent will be deemed to have been given. Seller may rely on any consent given in writing by any of the Buyer Representatives. The time periods within which the Buyer Representatives must respond shall commence on the date on which either of the Buyer Representatives is delivered a written request for consent.

         Section 7.5 Control of Business. Nothing in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company's or the Subsidiary's operations prior to Closing.

         Section 7.6 Insurance; Indemnity Obligations.

         (a) Seller Parent and its Affiliates shall maintain in effect until the Closing Date all casualty and liability insurance policies in connection with the Company's business (or comparable replacement policies). Effective at 12:00 a.m. eastern time on the day after the Closing Date, all insurance coverage and self-insurance maintained by Seller Parent and its Affiliates (excluding the Company and the Subsidiary) under which the Company and the Subsidiary are insured or self-insured, including any and all bonds or other indemnity obligations (other than Guaranties), shall be cancelled and terminated (except to the extent that they may not, by their terms, be so cancelled or terminated). All premium refunds paid to Seller Parent or its Affiliates (excluding the Company and the Subsidiary) relating to insurance covering the Company and the Subsidiary for all periods ending prior to the Effective Time shall be the property of Seller Parent or its Affiliates, as the case may be, whether such refunds are paid on, before or after the Effective Time. All premium refunds paid to Seller Parent or its Affiliates (excluding the Company or the Subsidiary) relating to insurance covering the Company or the Subsidiary for all periods beginning after the Closing Date shall be the property of the Company whether such refunds are paid on, before or after the Closing Date. From and after the Closing Date, Seller Parent and the Buyer shall cooperate in connection with the adjustment and administration of claims under all such insurance coverage.

         (b) From the date hereof through the Closing Date, the Buyer and Seller Parent shall cooperate to ensure that no certificate of insurance indicating coverage by Seller Parent or its Affiliates shall be issued after the Closing Date and that all such insurance certificates which are outstanding as of the Closing Date are promptly returned to Seller Parent or its Affiliates, as applicable. Except to the extent indemnifiable by the Seller Parent in accordance with Article IX, Article X or Article XII of this Agreement, in the event that Seller Parent or any of its Affiliates is unable to cancel or terminate any such coverage as of the Closing Date, and Seller Parent or any of its Affiliates thereafter receives a claim or purported claim under any such coverage, the Buyer shall be responsible for all Liabilities incurred by Seller Parent or any of its Affiliates in respect of the same, to the extent that such claim relates to an insurable event which occurs after the Closing Date.

         (c) From the date hereof until the date that is 150 days after the Closing Date, Seller, Seller Parent and Buyer shall cooperate for the purpose of causing Buyer or one of its Affiliates to be substituted (or such other Person as may be acceptable to the obligee thereunder) in respect of all obligations of the Seller or any of its Affiliates under each of the guaranties, bonds, letters of credit, letters of comfort and other indemnity obligations (the "Guaranties") set forth in Section 7.6(c) of Seller's Disclosure Schedule which by its terms may not be terminated or cancelled, for the Seller or its Affiliates, as the case may be, and to cause the Seller and its Affiliates to be forever released from all liability under such Guaranties for events which occur after the Closing Date. The Seller or its Affiliates will terminate or cancel as of the Closing Date all guaranties, bonds, letters of credit, letters of comfort and other indemnity obligations which by their terms may be terminated or cancelled, so long as such termination or cancellation does not result in a termination or cancellation of the related contract or agreement.

         (d) In the event that Buyer fails to obtain the unconditional release of Seller or any of its Affiliates from all obligations under the Guaranties as of the Closing Date, Buyer shall either (i) promptly deposit with an escrow agent reasonably acceptable to Seller an amount in cash equal to the aggregate principal or stated amount, as may be applicable, of the Guaranties not so released, which monies shall be held pursuant to an escrow agreement in form and substance reasonably acceptable to Buyer and Seller, or (ii) provide back-up letters of credit issued by one or more commercial banks reasonably satisfactory to Seller, payable to Seller in such aggregate principal or stated amount and otherwise in form and substance reasonably satisfactory to Seller with respect to such Guaranties. Seller shall use its commercially reasonable efforts to keep in place, and Seller will not waive any requirements of or agree to amend any such Guaranty in any material respect without the prior written consent of Buyer which consent shall not be unreasonably withheld, for so long as monies are held in escrow or letters of credit are posted. Any cash deposited in accordance with clause (i) of this Section 7.6(d) shall be held in a segregated interest-bearing account and shall be used solely to satisfy Seller's payment obligations in respect of such Guaranties, and the unused portion of any cash deposit relating to a Guaranty shall be returned to Buyer promptly following the release of Seller or its Affiliates with respect to, or any other termination of, the Guaranties.

         Section 7.7 Intercompany Borrowings. Prior to Closing, (a) Seller and its Affiliates (other than the Company and the Subsidiary) will pay to the Company the amount owed by Seller or any such Affiliate in respect of any funds borrowed by Seller or such Affiliate from the Company or the Subsidiary and (b) the Company and the Subsidiary will pay to Seller and its Affiliates (other than the Company and the Subsidiary) the amount owed by the Company and the Subsidiary in respect of any funds borrowed by the Company and/or the Subsidiary from the Seller or any of its Affiliates (other than the Company and the Subsidiary).

         Section 7.8 Public Announcements. Except as otherwise required by law, regulations or rules of any national stock exchange, the parties hereto shall each furnish to the other the text of all public notices and communications, written or oral, proposed to be sent by the furnishing party regarding the transactions contemplated hereby. Except as otherwise required by law, regulations or rules of any national stock exchange, the furnishing party shall not send or transmit such notices or communications or otherwise make them public unless and until the consent of the other party is received, which consent shall not be unreasonably withheld or delayed.

         Section 7.9 Schedule Supplements. From the date hereof through the fifth (5th) day prior to the Closing Date, the Seller may, by written notice to the Buyer, supplement its Disclosure Schedule (other than Section 7.4(a) of Seller's Disclosure Schedule) to reflect any change or event that occurs after the date of this Agreement or to otherwise correct or amend its Disclosure Schedule; provided, however, that no such supplemental disclosure shall be deemed to cure any breach of any of the Seller's representations or warranties for purposes of Section 11.1 or for purposes of Seller Parent's indemnification obligations under this Agreement.

         Section 7.10 Exclusivity. From the date hereof until the Closing Date, Seller Parent and the Seller will not (and the Seller will not cause or permit the Company and the Subsidiary to) solicit, initiate, encourage the submission of, respond to or agree to any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the

Company and the Subsidiary (including any acquisition structured as a merger, consolidation, or share exchange).

         Section 7.11 Corporate Names. The Buyer and the Buyer's Parent acknowledge that, from and after the Closing Date, the Ultimate Parent, Seller, Seller's Parent and their Affiliates shall have the absolute and exclusive proprietary right to all names, marks, trade names and trademarks (collectively, the "Names") incorporating "Fleet", by itself or in combination with any other Name, including, without limitation, the corporate design logo associated with the Ultimate Parent or any of its Affiliates (other than that specifically of the Company or the Subsidiary to the extent it does not incorporate "Fleet"), and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith. The Buyer and the Buyer's Parent agree that they will not, nor will they permit any of their Affiliates (including the Company and the Subsidiary) to, use any Name, phrase or logo incorporating "Fleet" or the corporate design logo of Ultimate Parent or any of its Affiliates (other than that specifically of the Company or the Subsidiary to the extent it does not incorporate "Fleet") in or on any of their literature, sales materials or products or otherwise in connection with the sale of any products or services. Notwithstanding the foregoing, for a transitional period of 180 days following the Closing Date, the Company and the Subsidiary shall be permitted to use the design logo of Ultimate Party (but not its name) only to the extent that such logo is incorporated with the Company's or Subsidiary's name or logo as displayed on existing stationery, business forms and signage.

         Section 7.12 The Trust. Prior to Closing, Seller Parent shall resign as trustee of the Trust as of the Closing Date and Buyer shall have secured a successor trustee and such trustee shall have agreed to commence acting as such as of the Closing Date.

         Section 7.13 Transition Services. At Closing, Buyer and Seller shall have entered into a transition services agreement ("TSA") relating to Seller and its Affiliates providing for the continuation of certain services, including information technology, human resources, tax, accounting and such other services as the parties may agree upon, currently provided to the Company and the Subsidiary, and upon such terms as are mutually acceptable to the Buyer and Seller.

         Section 7.14 Outsourcing Agreement. At Closing, Seller and/or its Affiliates and Buyer and/or the Company shall have entered into an outsourcing agreement (the "Outsourcing Agreement") upon the terms set forth in Exhibit A, which Outsourcing Agreement shall also contain such other terms that are mutually acceptable to Buyer and Seller. Also, prior to Closing, the employment of those employees of the Company's education lending business unit whose names are set forth on Exhibit B will be transferred from the Company to Seller or an Affiliate of Seller at Seller's expense.

         Section 7.15 Sublease. Prior to Closing , Seller Parent shall assign its obligations under the lease for the premises located at 473 Third Street, Niagara Falls, New York to the Company pursuant to an assignment agreement that is reasonably acceptable to each of Buyer and Seller. Also prior to Closing, Seller Parent (or one of its Affiliates) shall enter into a sublease (the "Sublease") pursuant to which Seller Parent (or its Affiliate) shall sublease from the Company the space subject to the aforementioned lease that is not occupied by the Company on the same economic and other terms as are contained in the lease assigned to the Company; provided, however, that such Sublease will not obligate the subtenant beyond the end of the current lease term, and which Sublease shall also contain such other terms as are mutually acceptable to Buyer and Seller Parent.

         Section 7.16 Trademark Assignment Agreement. At Closing, Ultimate Parent and Buyer or the Company and/or the Subsidiary shall enter into a trademark assignment agreement ("Trademark Assignment Agreement") pursuant to which Ultimate Parent shall assign to the Company and/or the Subsidiary the trademarks and other items listed in Section 7.16 of Seller's Disclosure Schedule upon terms that are mutually acceptable to Buyer and Seller.

         Section 7.17 Loan Servicing Agreements. At Closing, Seller and/or its Affiliates and Buyer and/or the Company shall have entered into agreements (the "Loan Servicing Agreement Amendments") amending Seller's and/or its Affiliates' student loan servicing agreements containing the terms set forth on Exhibit D and such other terms as are mutually acceptable to Buyer and Seller.

         Section 7.18 Closing. Buyer and Seller shall use their respective best efforts to close the transactions contemplated hereby by June 28, 2002.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS

         The parties agree as follows with respect to the period following the
Closing:

         Section 8.1 General. Without limiting the provisions of Sections 12.1(b) and (d) and 12.3, following the Closing Date, if any further action is necessary to carry out the purposes of this Agreement, all of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under the provisions of this Agreement).

         Section 8.2 Litigation Support.

         (a) After the Closing Date, upon Seller's reasonable request and without necessity of subpoena, Buyer will cause the Company and the Subsidiary and their representatives and counsel to cooperate fully with Seller and their representatives and counsel for purposes of permitting Seller to address and respond to matters involving Seller or its Affiliates that arise as a result of or otherwise relate to Seller's prior ownership of the Company and the Subsidiary, whether or not related to this Agreement (other than claims by Buyer against Seller), including relating to assets, liabilities or other matters related to the Company or the Subsidiary that are retained by Seller and any claims made by or against Seller or any of its Affiliates, whether involving any Governmental Entity or third party.

         (b) After the Closing Date, upon Buyer's reasonable request and without necessity of subpoena, Seller and its Affiliates and their representatives and counsel will cooperate with the Company and its representatives and counsel for purposes of permitting Buyer to address and respond to any matters that involve Buyer or the Company or the Subsidiary that arise as a result of or otherwise related to Seller's or its Affiliates' prior affiliation with the Company and the Subsidiary, whether or not related to this Agreement, including any claims made by or against the Company or the Subsidiary, or Buyer or any of its Affiliates, whether involving any Governmental Entity or third party.

         (c) Such cooperation under Section 8.2(a) and 8.2(b) shall include (i) reasonable access during normal business hours and upon reasonable notice to the appropriate party's and its Affiliates' officers, directors, employees, auditors, counsel, representatives, properties, books, records and operating instructions and procedures, (ii) providing reasonable assistance to the other party in connection with any Actions, including preparation for any Actions such as discovery, depositions and similar activities, and (iii) the right to make and retain copies of all pertinent documents and records relating to any such matters other than (A) tax returns filed by any of such party's Affiliates (other than the Company and the Subsidiary), (B) any information or materials subject to confidentiality agreements with third parties or required to be kept confidential by law or by agreement with borrowers, or (C) any privileged attorney-client communication or document. Buyer's and Seller's obligations under this Section 8.2 are in addition to Buyer's and Seller's other obligations to cooperate with each other contained in this Agreement. Any cooperation hereunder shall be given at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under the provisions of this Agreement).

         Section 8.3 Non-Competition Agreement.

         (a) From the Closing Date through December 31, 2006, the Seller and Seller Parent shall not, and shall not permit any of its Affiliates to, in any state in the United States (i) directly or indirectly, either as a principal, partner, agent, manager, stockholder, director, officer or in any other capacity, enter into, or expand any existing business into, the business of (A) servicing student loans or (B) providing management and administrative services to federal, state and local health and human services government agencies, or
(C) providing workforce development programs to state and local governments designed to meet the needs of under or unemployed people; provided, however, that ownership of less than 15% of the voting stock of any corporation engaged in servicing student loans or providing management and administrative services to federal, state and local health and human services government agencies or providing workforce development programs to state and local governments designed to meet the needs of under or unemployed people shall not constitute a violation hereof. Nothing contained in this Section 8.3 shall prohibit Seller or its Affiliates from servicing student loans that are held by Seller or its Affiliates.

         (b) Nothing contained in Section 8.3(a) shall prohibit activities of any Person with which the Seller or any of its Affiliates, including but not limited to Seller Parent, enters into an acquisition, merger or other business combination, so long as the capabilities acquired with respect to servicing student loans or providing management and administrative services to federal, state and local health and human services government agencies or providing workforce development programs to state and local governments designed to meet the needs of under or unemployed people by the Seller or any of its Affiliates does not individually account for 20% of the gross revenue of such Person, following the consummation of any such acquisition, merger or other business combination with any such Person.

         Section 8.4 Nonsolicitation of the Buyer's Employees. (a) For a period of four (4) years following the Closing Date, neither the Seller nor any of its Affiliates shall, directly or indirectly, offer to hire or entice away (whether as an employee or consultant) or in any other manner persuade or attempt to persuade any officer or employee with a title of senior vice president or greater of the Buyer, the Company or the Subsidiary and, in each case, who were employed by the Company or the Subsidiary at the Effective Time to discontinue his or her relationship with the Buyer; and (b) for a period of two (2) years following the Closing Date, neither the Seller nor any of its Affiliates shall, directly or indirectly, offer to hire or entice away (whether as an employee or consultant) or in any other manner persuade or attempt to persuade any officer or employee with a title of vice president of the Buyer, the Company or the Subsidiary, and, in each case, who were employed by the Company or the Subsidiary at the Effective Time to discontinue his or her relationship with the Buyer, the Company or the Subsidiary; provided, however, that this Section 8.4 shall not apply (x) if any such officer or employee has been terminated by the Buyer, the Company or the Subsidiary for any reason, or (y) if such officer or employee is hired as a result of a general solicitation for employment not specifically targeted to employees of the Buyer or any or its Affiliates.

         Section 8.5 Nondisclosure. (a) From the Closing Date through September 30, 2007, except as required by Applicable Law or as otherwise permitted under this Agreement and upon reasonable advance notice to Buyer, Seller, and its Affiliates shall not, and Seller shall cause each of Morgan Stanley & Co. and Edwards & Angell, LLP not to, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any material information related to the direct student lending business of the Company that has not been or is not made generally available to the public by the Company or the Subsidiary prior to the Closing Date, and (b) for a period of two (2) years following the Closing Date, except as required by Applicable Law or as otherwise permitted under this Agreement and upon reasonable advance notice to Buyer, Seller, and its Affiliates shall not, and Seller shall cause each of Morgan Stanley & Co. and Edwards & Angell, LLP not to, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any material information related to the business of the Company (other than with respect to the direct student lending business) or the Subsidiary that has not been or is not made generally available to the public by the Company or the Subsidiary prior to the Closing Date, unless in either case such information: (u) is or becomes generally available and known to the public (other than pursuant to disclosure by Seller, its Affiliates and their respective officers, employees or agents); (v) is rightfully received by Seller or any of its representatives, agents or Affiliates from any Person after the Closing Date without restriction on use or disclosure and without breach of any obligation to Buyer; (w) is independently developed after the Closing Date by or for Seller or any of its Affiliates; (x) is disclosed by Buyer or its Affiliates following the Closing Date or (y) is the subject of prior written approval of Buyer.

         Section 8.6 Reformation. The following provisions shall apply to
Section 8.3 and Section 8.4:

         (a) The necessity of protection against competition from Seller and its Affiliates and the nature and scope of such protection has been carefully considered by the parties to this Agreement based upon the consultation with and advice from their respective legal counsel. The parties agree and acknowledge
(i) that the duration, scope and geographic areas applicable to the covenants contained in Section 8.3 and Section 8.4 are fair, reasonable and necessary, and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company and Buyer's investment therein and its business goodwill, (ii) that adequate compensation has been received by Seller for such obligations, and (iii) that these obligations do not prevent Seller and Affiliates from earning a livelihood or conducting its remaining businesses.

         (b) If any provision of Section 8.3 or Section 8.4 is held to be illegal, invalid or unenforceable under present or future laws effective during the terms specified in the applicable section, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of the applicable section a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, but no such added provision shall be broader or result in a greater limitation of the activities of Seller than is provided in Section 8.3 or 8.4, as applicable, on the date hereof.

         (c) If the automatic reformation provision contained in the preceding subsection for any reason fails or is held to be illegal, invalid or unenforceable, the parties request that the Governmental Entity making such determination interpret, alter, amend and modify the terms of Section 8.3 or
Section 8.4, as applicable, to include as much of the scope, time period and geographic area specified therein as may be possible without rendering any provision of Section 8.3 or 8.4, as applicable, illegal, invalid or unenforceable, but no such modified term shall be broader or result in a greater limitation of the activities of Seller and its Affiliates than is provided in
Section 8.3 or 8.4, as applicable, on the date hereof.

         (d) If any provision of Section 8.3 or Section 8.4 is held to be illegal, invalid or unenforceable under present or future laws during the term of Section 8.3 or Section 8.4, as applicable, the legality, validity and, enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

         Section 8.7 Relief.

         (a) Seller acknowledges and agrees that damages at law may be insufficient for breach by Seller of any of the covenants in Section 8.3,
Section 8.4 or Section 8.5 and Buyer may be entitled to equitable relief in the form of an injunction to prevent irreparable injury without the necessity to post any bond therefor.

         (b) Nothing in this section shall be construed as prohibiting the Buyer or the Company from pursuing any other remedies, including damages, for breach of Section 8.3,

Section 8.4 or Section 8.5. The remedies of Buyer and the Company under this Agreement are cumulative, not exclusive, and may be exercised alternatively, successively or concurrently. The existence of any claim or cause of action of Seller or Seller Parent against Buyer based upon this Agreement shall not constitute a defense to the enforcement of the obligations of Seller under
Section 8.3, Section 8.4 or Section 8.5.

         Section 8.8 Special Post-Effective Date, Pre-Closing Interim Covenant. In addition to the provisions contained in Section 7.4 hereof relating to the operations of the Company between the date hereof and the Closing Date, Seller and Seller Parent agree that (i) no dividend will be taken from the Company following the Effective Time, (ii) all intercompany indebtedness between Seller or Seller Parent and the Company shall be repaid immediately prior to the Effective Time, and (iii) they will not alter the application of Seller or Seller Parent's policies relating to intercompany charges which were taken into consideration in the preparation of the Company's Monthly Plan (the "Monthly Plan") attached hereto as Exhibit E for each month between the Effective Date and the Closing Date, which policies will be applied consistently with such Monthly Plan between the date hereof and the Closing Date. Promptly after the end of the month in which the Closing Date occurs, if the Company's net income before income taxes for such month is less than the Company's projected net income before income taxes for such month as contained in the applicable Monthly Plan (adjusted for the loss of interest income attributable to the foregoing debt repayment), the Buyer will cause the Company to reconcile the Company's actual net income before taxes for such month with such projected net income before income taxes for such month based on such Monthly Plan (adjusted for the loss of interest income attributable to the foregoing debt repayment), and to the extent that any shortfall variances are attributable to violations of the provisions hereof or any other provision of this Agreement, then Seller Parent shall pay promptly an amount in cash to the Company equal to such shortfall variances plus interest as provided in Section 2.6(b) from the end of the month in question. Any disputes arising out of such reconciliation shall be resolved in accordance with the same principles applied to determine the Final Closing Balance Sheet contained in Section 2.4 hereof. As provided in Section 7.7 hereof, prior to the Closing all inter-company indebtedness then outstanding between Seller or Seller Parent and the Company shall be repaid. In addition, Seller or Seller Parent and the Company shall settle all intercompany prepaid and refund items on a pro-rata basis based on the number of days elapsed.

         Section 8.9 Treatment of Certain Accounts Receivable.

         (a) In the event that (i) any of the accounts receivable that were recorded on the books of the Company and the Subsidiary as of the Effective Time (the "Effective Time Receivables") are not collected in full within 210 days after the Effective Time, or (ii) any of the accounts receivable that were, in accordance with the Company's past practices, reported as "unbilled" accounts receivable on the books of the Company or the Subsidiary at the Effective Time and are billed by the Company or the Subsidiary within 30 days after the Effective Time (the "Post-Effective Time Receivables" and, together with the Effective Time Receivables, the "Specified Receivables") are not collected in full after application of all accounts receivable reserves within 210 days after the Effective Time, then, notwithstanding any other provision of this Agreement to the contrary, the sole remedy of Buyer shall be to cause Seller to purchase any such Specified

Receivables at the net book amount thereof (after taking into account any accounts receivable reserves in effect as of the Closing Date and any payments on such Specified Receivables made after the Effective Time) and no claim may be made based on inaccuracy of any representation or warranty resulting therefrom. If any Specified Receivable is not expected to be collectible until more than 210 days after the Effective Time, as applicable, because payment is not expected to be made under the underlying contract giving rise to such receivable until after the occurrence of a particular event or circumstance (such as conclusion of an audit or achievement of a milestone), then such 210 day period shall not commence until the occurrence of such event; provided that any such period shall not commence later than the first anniversary of the Effective Time. The day on which Seller's obligation to purchase any Specified Receivable is referred to as such Specified Receivable's "Specified Receivable Trigger Date." If Buyer elects to cause Seller to purchase any such Specified Receivables, notice of such election must be received by Seller prior to the 30th day after the applicable Specified Receivable Trigger Date or Buyer will be deemed to have waived any rights with respect to such Specified Receivable. Such notice shall (i) identify a closing date not less than five days nor more than thirty days after such notice is received by Seller upon which the closing of the sale shall occur and (ii) state the purchase price for the Specified Receivable, together with such supporting detail as may be requested by Seller (which may be audited by Seller from time to time upon reasonable advance notice). Seller shall not be obligated to purchase the Specified Receivable unless the Parties, acting reasonably and in good faith, agree on the amount of the receivable outstanding. At the closing, Buyer shall deliver to Seller such instruments of transfer as may be reasonably requested by Seller to evidence the transfer of the Specified Receivable to Seller, and Seller shall pay the purchase price by wire transfer in immediately available funds.

         (b) Prior to the purchase of any Specified Receivable by Seller, Buyer shall cause the Company or the Subsidiary (as applicable) to diligently pursue collection of such Specified Receivable consistent with the Company's customary past practices. In circumstances where (x) (i) a single account debtor is obligated on more than one Specified Receivable and/or accounts receivable that are not Specified Receivables and (ii) such account debtor makes a single lump sum payment on such receivables without identifying specifically to which receivables such payment relates, such payments shall be allocated to satisfy in full the receivables in order of the dates such receivables were billed or (y) less than the full amount of a Specified Receivable shall have been paid by the account debtor, any payment received relating to the Specified Receivable shall be credited to the Specified Receivable.

         (c) The Effective Time Receivables shall be identified in a schedule prepared by Seller within five (5) Business Days after the Closing Date and delivered to Buyer, and the Post-Effective Time Receivables shall be identified in a schedule prepared by Buyer within 30 days after the Closing Date and delivered to Seller. Each such schedule will identify the Specified Receivables in reasonable detail, including identifying the account obligor, the outstanding account balance and any reserves related thereto, the aging of the Specified Receivable and the applicable Specified Receivable Trigger Date for each Specified Receivable.

         (d) In the event that any Specified Receivable is purchased by Seller, if requested by Seller, Buyer shall cause the Company or the Subsidiary to act as collection agent for Seller with respect to such Specified Receivables. In such capacity, Buyer shall cause the Company or the Subsidiary to (i) diligently pursue collection of such Specified Receivables as if such receivables were owned by the Company or the Subsidiary,
(ii) remit monies received by the Company or the Subsidiary in such capacity to Seller within three Business Days of receipt and (iii) upon Seller's request, commence litigation to collect such Specified Receivables, if commencing litigation is consistent with the Company's or the Subsidiary's Ordinary Course of Business, the cost of which litigation shall be borne by Seller and shall be subject to Seller's direction. As a fee for acting as collection agent hereunder, the Company may retain 5% of any payments received on such receivables.

         (e) It is understood that no receivable due from Buyer or any of its Affiliates is or will be a Specified Receivable.

         (f) Notwithstanding the provisions of Section 8.9(a) it is understood that the obligation of Seller to purchase Specified Receivables shall not be subject to the Threshold and the Maximum Indemnification Amount contained in the Agreement, provided, however, that the Seller shall be entitled to elect to have the amount of any Specified Receivable put to Seller by Buyer pursuant to
Section 8.9(a) treated as a claim for indemnification under Article XII, and charged against the Threshold and counted toward the determination of the Maximum Indemnification Amount at its option in lieu of purchasing such Specified Receivable.

         (g) It is understood that if the Buyer or any of its Affiliates (including the Company and the Subsidiary) receive any payment related to an account receivable that was charged off by the Company or the Subsidiary prior to Effective Time, the amount recovered shall be added to the accounts receivable reserve to be utilized to reduce Seller Parent's exposure under
Section 8.9(a).

         (h) It is understood that if the Company or any of its Affiliates receives any payment in respect of any accounts receivable purchased by Seller pursuant to this Section 8.9, the Company or such Affiliate shall pay the amount of such payment to Seller within ten (10) Business Days of the receipt of such payment by wire transfer of immediately available funds.

                                   ARTICLE IX

                                      TAXES

         Section 9.1 Tax Representations. Except as set forth in Section 9.1 of Seller's Disclosure Schedule, Seller represents and warrants that:

         (a) All Returns required to be filed for taxable periods ending on or prior to the Effective Time by, or with respect to any activities of, the Company or any Subsidiary thereof have been or will be accurately prepared and timely filed in accordance with all Applicable Law, and all Taxes required to be paid on or before the Effective Time with respect to the activities of the Company or any Subsidiary have been or will be paid.

         (b) Within the last seven (7) years neither the Company nor any Subsidiary thereof has ever been a member of a consolidated federal income tax group of which Ultimate Parent was not the common parent.

         (c) The Seller is not a "foreign person" under Treasury Regulations
Section 1.1445-2(b)(2).

         (d) There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to any Taxes payable by or asserted against the Company or the Subsidiary and, there is no basis on which any claim for material Taxes can be asserted with respect to the Company or the Subsidiary. Neither the Company nor the Subsidiary has received written notice from any Taxing authority of its intent to examine or audit any of its Tax Returns.

         (e) Neither the Company nor the Subsidiary is or has been subject to Tax or conducted business in any country other than the United States.

         (f) No agreements relating to allocation or sharing of, or liability or indemnification for, Taxes exist between either the Company or the Subsidiary and any other Person.

         (g) All taxes required to be withheld, collected or deposited by the Company or the Subsidiary (including, but not limited to, amounts required to be withheld, collected or deposited with respect to amounts paid or owing to any employee, creditor, independent contractor or other Person) have been timely withheld, collected or deposited and, to the extent required, have been timely paid to the relevant taxing authority. All persons characterized as independent contractors, and not as employees, were properly so characterized for all purposes under all Applicable Laws, including, without limitation, their characterization as independent contractors for income and employment tax withholdings and payments.

         (h) Neither the Company nor the Subsidiary has made any payments, is obligated to make any payments, and is a party to any agreement that will obligate it to make any payments that will not be deductible under Section 280G of the Code.

         (i) There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a Tax against the Company or the Subsidiary.

         (j) No closing agreements or settlement agreements pursuant to any provision of any Tax Law have been entered into with any taxing authority by or with respect to the Company or the Subsidiary which requires the Company or the Subsidiary to include any item of income in, or exclude any item of deduction from, any Tax Return for any taxable period ending after the Effective Time.

         Section 9.2 Section 338 Elections and Forms.

         (a) The Seller and the Buyer shall jointly make all available Section 338(h)(10) Elections in accordance with applicable Tax Laws and as set forth herein and shall execute Forms 8023 and such other forms as may be necessary to effect such elections consistent with the periods contained in Section 9.2(c). For federal income tax purposes, the Seller represents that its sale of the Company Shares is eligible for, and the Buyer represents that it is qualified to make, such elections.

         (b) The Buyer and the Seller shall be jointly responsible for the preparation and filing of all Section 338 Forms in accordance with applicable Tax Laws and the terms of this Agreement. The Seller and the Buyer shall execute and deliver to one another such documents or forms as are reasonably requested and are required by any Tax Laws properly to complete the Section 338 Forms.

         (c) In connection with the Section 338 Elections, the Buyer shall reasonably determine, and Seller shall accept if reasonable, the fair market values of the assets deemed purchased for purposes of the computation of the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the Company's assets and the allocation of such Aggregate Deemed Sale Price among such assets (the "Allocation Agreement") in accordance with Section 338 of the Code. Such Allocation Agreement shall reflect the value assigned to assets of the Company. The Buyer and the Seller agree that they shall use their reasonable best efforts to revise the Allocation Agreement to the extent necessary to reflect the differences, if any, between the Preliminary Closing Balance Sheet and the Final Closing Balance Sheet no later than sixty (60) days before the last date on which the Section 338(h)(10) Election may be filed. If, sixty (60) days before the last date on which the Section 338(h)(10) Election may be filed, the Buyer and the Seller have not finalized the Allocation Agreement as described above, any disputed aspects of the Allocation Agreement or such revision shall be resolved by the Neutral Auditors twenty (20) days before the last date on which the Section 338(h)(10) Election may be filed. The costs, expenses and fees of the Neutral Auditors shall be borne equally by the Buyer and the Seller. The Buyer and the Seller agree to act in accordance with the allocations contained in the Allocation Agreement in any relevant Returns or similar filings.

         (d) The Seller and the Buyer agree that, except as required by a final determination with any tax authority, they will report the transfers under this Agreement consistent with the Section 338(h)(10) Elections and will not take, or cause to be taken, any action in connection with the filing of any Return on behalf of the Seller, the Buyer, or their Affiliates or otherwise that would be inconsistent with or prejudice the Section 338(h)(10) Elections or the Allocation Agreement, and they will take all steps necessary to obtain comparable treatment, where applicable, for state income Tax purposes.

         Section 9.3 Tax Indemnity by Seller Parent. Seller Parent shall be liable for, and shall indemnify and hold the Buyer, the Company and any successor corporations thereto or Affiliates thereof harmless from and against the following:

         (a) Any and all Taxes for any taxable period ending (or deemed, pursuant to Section 9.5, to end) on or before the Effective Time due or payable by the Company or the Subsidiary, including without limitation, any Taxes resulting from the Company or the Subsidiary ceasing to be a member of Seller's consolidated group and any income Taxes incurred as a result of making the
Section 338(h)(10) Election;

         (b) Any and all Taxes that are imposed on the Company or the Subsidiary pursuant to any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary or other group basis with respect to a group of corporations that includes or included the Company or the Subsidiary at any time on or before the Effective Time, including, without limitation, any such obligation arising under Treasury Regulations Section 1.1502-6 or under any similar provision of state, local or foreign law;

         (c) Any and all Taxes of Seller or any Affiliate (excluding the Company and the Subsidiary);

         (d) Any Liability (including Taxes) of the Buyer, the Company, or the Subsidiary in connection with or arising from any breach of any representation, agreement, or covenant relating to Taxes made by Seller in this Article IX of this Agreement; and

         (e) Any lost Tax benefits (based on the present value of such lost benefits, assuming a 15 year reference period and 7% discount factor) resulting from an invalid Section 338 Election caused solely by the failure of the Seller to fulfill its agreements pursuant to Section 9.2 hereof.

         Section 9.4 Tax Indemnity by Buyer. The Buyer shall be liable for, and shall indemnify and hold Seller and its Affiliates harmless from and against any and all Taxes for any taxable period beginning (or deemed, pursuant to Section 9.5, to begin) after the Effective Time, due or payable by the Buyer, the Company or the Subsidiary and for all Other Taxes (as defined in Section 9.11).

         Section 9.5 Allocation of Certain Taxes.

         (a) If the Company is permitted but not required under applicable U.S. state or local Tax Laws to treat the day on which the Effective Time occurs as the last day of a taxable period, the Buyer and the Seller shall treat, and shall cause the Company and the Subsidiary to treat, such day as the last day of a taxable period.

         (b) Any Taxes for a taxable period beginning before the Effective Time and ending after the Effective Time (a "Straddle Period") shall be apportioned between the Seller and the Buyer based on the actual operations of the Company and the Subsidiary during the portion of such period ending on the day on which the Effective Time occurs and the portion of such period beginning on the day following the day on which the Effective Time occurs, and, for purposes of the provisions of Sections 9.3, 9.4, 9.5 and 9.7, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). Notwithstanding the foregoing sentence, (i) any Taxes for any Straddle Period that are calculated on an annual basis, such as real and personal property taxes, shall be apportioned between Seller and the Buyer based on (a) the number of days in the taxable periods ending on the day on which the Effective Time occurs and (b) the number of days beginning after the day on which the Effective Time occurs and (ii) any transaction with respect to the Company or the Subsidiary (other than any deemed sale of assets resulting from any actual or deemed Section 338 Election) outside the Ordinary Course of Business occurring and after the Effective Time shall be treated for purposes of Sections 9.3, 9.4, 9.5 and 9.7 as occurring at the beginning of the day following the day on which the Effective

Time occurs. To the extent (a) estimated Taxes have been paid prior to the Effective Time with respect to a Straddle Period and are not reflected as an asset on the Final Closing Balance Sheet or (b) are reflected as an accrued liability on the Final Closing Balance Sheet, the Seller's liability with respect thereto shall be reduced by that amount; provided further, that, if such payment or accrued liability for Taxes exceeds the Seller's liability as calculated pursuant to this Section 9.5, the Buyer shall pay the Seller the amount of such excess within ten (10) days after the filing of the Return to which such Taxes relate. Upon timely notice from the Buyer, the Seller shall pay to the Buyer, at least ten (10) days prior to the date any payment for Taxes as described in this Section 9.5 is due, the Seller's share of such Taxes as described in this Section 9.5.

         Section 9.6 Filing Responsibility.

         (a) The Seller shall prepare and file or shall cause the Company to prepare and file the following Returns with respect to the Company:

                  (i) All income, franchise, gross receipts and similar Tax Returns for any taxable period ending on or before the Effective Time other than Returns referred to in Section 9.5;

                  (ii) All other returns with respect to Taxes (other than income Taxes) required to be filed (taking into account extensions) on or prior to the Effective Time; and

                  (iii) Notwithstanding Section 9.1(a), the Seller shall cause the Company to file all Returns and pay out of the Assets of the Company all Taxes for periods after the Effective Time through the Closing Date.

         (b) The Buyer and the Company shall, subject to the provisions of
Section 9.6(c), make all filings with respect to the Company other than those described in Section 9.6(a).

         (c) Except as provided in Section 9.6(a)(iii), with respect to any U.S. state or local Return for taxable periods beginning before the Effective Time and ending after the Effective Time, the Buyer shall prepare any such Returns in a manner consistent with past practice unless otherwise required by applicable law, and the Buyer shall submit Returns to the Seller not later than thirty (30) days prior to the due date for filing of such Returns (or if such due date is within forty-five (45) days following the Closing Date, as promptly as practicable following the Closing Date). The Seller shall have the right to review such Returns and to review all work papers and procedures used to prepare any such Return. If the Seller, within ten (10) business days after delivery of any such Return, notifies the Buyer in writing that it objects to any of the items in such Return, the Buyer and Seller shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Return) by the Neutral Auditors. Upon resolution of all such items, the relevant Return shall be filed on that basis. The costs, fees and expenses of the Neutral Auditors shall be borne equally by the Buyer and the Seller.

         Section 9.7 Refunds.

         (a) The Seller shall be entitled to any refunds or credits of Taxes attributable to or arising in taxable periods ending (or deemed, pursuant to Section 9.5, to end) on or before the Effective Time that are not reflected as assets on the Final Closing Balance Sheet.

         (b) The Buyer or the Company shall be entitled to any refunds or credits of Taxes attributable to or arising in taxable periods beginning (or deemed, pursuant to Section 9.5, to begin) after the Effective Time and those refunds reflected as assets on the Final Closing Balance Sheet.

         (c) The Buyer shall cause the Company promptly to report to and forward to Seller or to reimburse the Seller for any refunds or credits due the Seller (pursuant to the terms of this Article IX) after receipt thereof, and the Seller shall promptly report to and forward to the Buyer or reimburse the Buyer for any refunds or credits due the Buyer (pursuant to the terms of this Article IX) after receipt thereof.

         Section 9.8 Cooperation and Exchange of Information.

         (a) As soon as practicable, but in any event within thirty (30) days after request therefor, from and after the Closing Date, each of Seller and the Buyer shall (and shall cause their respective Affiliates to) provide the other with such cooperation and deliver to the other such information and data to enable each of Seller and the Buyer to complete and file all Returns that it may be required to file with respect to the operations and business of the Company or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable each of Seller and the Buyer to satisfy its internal accounting, tax and other legitimate requirements and to enable the Buyer to comply with its obligations set forth in Section 9.6 of this Agreement. Such cooperation and information shall include, without limitation, provision of powers of attorney for the purpose of signing Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority that relate to the Company and providing copies of all relevant Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Seller, the Buyer or the Company may possess. The Seller, the Buyer and the Company shall make their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

         (b) For a period of six (6) years after the Effective Time, the Buyer shall, and shall cause the Company to, retain all Returns, books and records (including computer files) of, or with respect to the activities of, the Company for all taxable periods ending on or prior to the Effective Time. Thereafter, at the request of Seller, the Buyer shall not dispose of any such Returns, books or records, unless it first offers such Returns, books and records to Seller and Seller fails to accept such offer within sixty (60) days of its being made. However, the Buyer may dispose of such records prior to that time with the prior written consent of Seller, which consent shall not be unreasonably withheld.

         (c) The Buyer and the Seller and their respective Affiliates shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before or including the Effective Time that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation. In the case of any U.S. state or local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

         (d) Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund (including by filing an amended Return), contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Effective Time with respect to the Company, provided that the Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Buyer or the Company or any Subsidiary for any period after the Effective Time to any extent (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of the loss or credit carry forwards) without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, and such consent shall not be necessary to the extent that the Seller has indemnified the Buyer against the effect of any such settlement. If litigation is required due to the Buyer's failure to reasonably consent, then the Buyer shall be responsible for one-half of the litigation costs incurred by the Seller. The Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Company, provided that, with respect to any U.S. state and local Taxes for any Straddle Period, the Buyer shall not be entitled to settle, either administratively or after the commencement of litigation, any claim regarding such Taxes that would adversely affect the liability for Taxes of the Seller for any period ending on or prior to the Effective Time without the prior written consent of the Seller, which consent shall not be unreasonably withheld and shall not be required to the extent that Buyer has indemnified Seller against the effects of such settlement. If litigation is required due to the Seller's failure to reasonably consent, then the Seller shall be responsible for one-half of the litigation costs incurred by the Buyer. Where consent to a settlement is withheld by the Seller pursuant to this Section, the Seller may continue or initiate any further proceedings at its own expense, provided that the liability of the Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return. Seller shall furnish the Buyer and the Company with its cooperation in a manner comparable to that described in Section 9.8(a) to effect the purposes of this
Section 9.8(d).

         (e) If either the Buyer or the Seller (or their respective Affiliates) fails to provide any information requested by the other in the time specified herein, or if no time is specified pursuant to this Section 9.8, within a reasonable period, or otherwise fails to do any act required of it under this Section 9.8, then the failing party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the other and shall hold the other harmless from and against any and all costs, claims or damages, including, without limitation, all Taxes or deficiencies thereof, payable as a result of such failure, or in the event of a claim for refund, the value of such refund.

         Section 9.9 Tax Sharing Agreements. Any Tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Seller or any Affiliate of Seller and the Company shall be terminated as to the Company at or prior to the Closing Date, effective as of the Effective Time, and no payments which are owed by or to the Company or any Subsidiary pursuant thereto shall be made thereunder.

         Section 9.10 Payments. Any payment made pursuant to this Article IX,
Article X or Article XII shall be treated by the Seller and the Buyer as an adjustment to the Purchase Price and Seller and the Buyer agree not to take any position inconsistent therewith for any purpose.

         Section 9.11 Other Taxes. The Buyer agrees to assume liability for and to pay all sales, transfer, stamp, real property transfer and similar Taxes incurred as a result of the sale of the Company Shares ("Other Taxes").

         Section 9.12 Survival Periods. The survival periods with regard to representations set forth in Section 9.1 hereof shall be to the expiration of the applicable statutes of limitations.

                                    ARTICLE X

                         EMPLOYEES AND EMPLOYEE MATTERS

         Section 10.1 Employee Benefit Plans.

         (a) Section 10.1(a) of Seller's Disclosure Schedule lists as of the date hereof (i) each "employee pension benefit plan" as that term is defined in
Section 3(2) of ERISA, (ii) each "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"), and (iii) each material other incentive compensation, bonus, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, health, life or other insurance (including Section 125 cafeteria plans or flexible benefit plans), fringe benefit, or other employee benefit plan, program, agreement or arrangement, maintained or contributed to as of the date hereof by the Seller Parent or its Affiliates, the Company or the Subsidiary in respect of or for the benefit of any Company Employee or any former employee, director, independent contractor or leased employee with respect to service for the Company or the Subsidiary (and their eligible dependents and beneficiaries) (collectively, together with the ERISA Plans, referred to hereinafter as the "Company Benefit Plans").

         (b) With respect to the ERISA Plans:

                  (i) Neither the Company or the Subsidiary, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in any transaction as a result of which the Company or the Subsidiary would reasonably be expected to be subject to any material liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) or (l) of ERISA or a tax imposed pursuant to Section 4975 of the Code; and

                  (ii) No liability under Title IV of ERISA has been incurred by the Company or the Subsidiary (other than liability for premiums due to the Pension Benefit Guaranty Corporation) unless such liability has been, or prior to the Closing Date will be, satisfied in full and no amendment has occurred which has required or could require the Company, the Subsidiary or the Buyer to provide security to any such plan; and

                  (iii) Each of such ERISA Plans has been operated and administered in substantial compliance with all material provisions of the governing documents and with all material provisions of Applicable Law; and

                  (iv) Each of such ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified by issuance and receipt of a favorable determination letter or reliance upon an opinion letter which states that the ERISA Plan meets all requirements under the Code and that any trust(s) associated with such ERISA Plan is tax exempt under Section 501(a) of the Code. Nothing has occurred since the date of the most recent such determination (other than the effective date of certain amendments to the Code the remedial amendment period for which has not yet expired) that would adversely affect the qualified status of such ERISA Plans; and

                  (v) No actual or threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or governmental entity have been filed with respect to the ERISA Plans or the Company or the Subsidiary in connection with any ERISA Plans or the fiduciaries responsible for such ERISA Plans, and no facts or conditions exist which could subject the Buyer, the Company or the Subsidiary to any liability (other than routine claims for benefits) under the terms of the ERISA Plans or Applicable Law.

         (c) None of the ERISA Plans is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

         (d) Except as set forth in Section 10.1(d) of Seller's Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company or the Subsidiary under any Company Benefit Plan; (ii) materially increase any benefits otherwise payable under any Company Benefit Plan; or (iii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any Company Employee. The only severance agreements or severance policies applicable to the Company or the Subsidiary in the event of a change in control of the Company are the agreements and policies specifically referred to in Section 10.1(d) of Seller's Disclosure Schedule.

         (e) No booked or unbooked liability exists which is, or should be, accounted for by the Company in accordance with Financial Accounting Standards Number 106. No unbooked liability exists which is, or should be, accounted for by the Company in accordance with Financial Accounting Standards Number 112 except for such amounts disclosed in Section 10.1(e) of Seller's Disclosure Schedule.

         (f) There are no agreements which will provide payments to any officer, employee or highly compensated individual which will be "parachute payments" under Section 280G or Section 4999 of the Code for which the Buyer or the Company would have withholding liability or that would result in loss of tax deductions under Section 280G of the Code.

         (g) All ERISA Plans that are "employee welfare benefit plans" including health care flexible spending accounts have been operated in substantial compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code to the extent the requirements are applicable. Except for liability to provide coverage under the continuation of coverage provisions of Section 4980B of the Code, Sections 601-608 of ERISA ("COBRA") and applicable state continuation of coverage statutes, except as set forth in Section 10.1(g) of the Seller's Disclosure Schedule, neither the Seller Parent or its Affiliates or the Company or the Subsidiary has made any commitments prior to the Closing Date relating to present or future retiree medical benefits with respect to any Transferred Employee or is required to provide retiree medical benefits to any Transferred Employee. In addition no present or future liability whatsoever shall exist for the Buyer, the Company or the Subsidiary relating to any program described in Section 10.1(g) of the Seller's Disclosure Schedule.

         (h) With respect to each Company Benefit Plan, the Seller has furnished or made available to Buyer true, correct and complete copies of the following (to the extent applicable); (1) the plan documents and summary plan descriptions; (2) the most recent determination letter received from the Internal Revenue Service; (3) the most recent annual report; (4) all related trust agreements, insurance contracts or other funding agreements that implement such plans; and (5) all other documents, records or other materials related thereto reasonably requested by Buyer which would disclose any special plan features which would adversely affect the Buyer, the Company, the Subsidiary or Transferred Employees.

         Section 10.2 Establishment of Company Group Health Plans. Not later than the Closing Date, Seller shall cause the Company to establish, maintain and sponsor group health plans for Company Employees employed by the Company and their eligible dependents, which group health plans shall be substantially similar to the group health plans offered to such Company Employees by the Ultimate Parent.

         Section 10.3 Employment of Transferred Employees. Buyer shall cause all Current Company Employees to remain employed by the Company and the Subsidiary as of the Closing Date (hereinafter collectively referred to as the "Transferred Employees") in the same or comparable positions, and in the aggregate, at the same or comparable total compensation (including base pay and bonus but excluding any qualified or non-qualified defined benefit pension benefit), as are offered by the Buyer to its current employees in similar positions and in similar geographic locations, except as otherwise provided in this Agreement. For purposes of this paragraph, the term "Current Company Employees" shall mean persons who are actively at work for the Company or the Subsidiary as of the Closing Date and shall include all full-time and part-time employees, employees on vacation or who have taken a personal day or occasional absence day as currently defined in the Seller's, the Company's or the Subsidiary's policies or similar short term leaves for reasons other than illness or disability. Current Company Employees shall not include those employees of the Company or the Subsidiary on leave of absence, including short-term leave for illness, workers' compensation, military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, short-term disability, salary continuation, on layoff with recall rights, and employees on other Company or Subsidiary approved leaves of absence with a legal or contractual right to reinstatement ("LOA Employees"). If an LOA Employee returns to active service within six (6) months of the Closing Date, the Buyer, the Company or the Subsidiary shall offer him or her employment at that time effective upon return to active service. Until such time as a LOA Employee returns to active service, such employee shall be the responsibility of the Seller Parent and its Affiliates and not the Company, the Subsidiary or the Buyer, for all purposes including but not limited to, benefits and compensation. LOA Employees who do not return to active employment with the Company or the Subsidiary within six (6) months after the Closing Date shall not become Transferred Employees.

         (a) Assumption of Employment and Other Agreements. On and after the Closing Date, except as otherwise provided in this Agreement, the Company shall assume all obligations under, and be bound by the provisions, of each employment agreement or any other agreement by Seller Parent, Seller and their Affiliates and the Company and the Subsidiary relating to conditions of employment, employment, separation, or severance that are listed in Section 10.3 of the Seller's Disclosure Schedule in connection with the Transferred Employees for the term of each agreement as provided therein. Section 10.3(a) of Seller's Disclosure Schedule is a list of such agreements (other than Company Benefit Plans) between the Seller Parent, the Seller or its Affiliates, and the Company or the Subsidiary and any Transferred Employee that is or could reasonably be expected to become a liability of the Buyer, the Company or the Subsidiary.

         (b) Recognition of Transferred Employee Service. On and after the Closing Date, Buyer shall cause the Company and the Subsidiary to recognize the service of each Transferred Employee for the Company and the Subsidiary, the Ultimate Parent, the Seller Parent, the Seller and their Affiliates before the Closing Date for all employment-related purposes (other than benefit accrual under any qualified or non-qualified defined benefit pension plan) determined in accordance with the practices and procedures of the Ultimate Parent and its Affiliates and the Company and the Subsidiary in effect on the date hereof.

         (c) No Accrual under Parent Plans. Transferred Employees shall not accrue benefits under or remain covered under any employee benefit policies, plans, arrangements, programs, practices, or agreements of Seller Parent or any of its Affiliates after the Closing Date. No liability arising from or related to such benefit policies, plans, arrangements, programs, practices or agreements of Seller Parent or any of its Affiliates shall be transferred to or remain with Buyer, the Company or the Subsidiary after the Closing Date.

         (d) No Duplicate Benefits. Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to any Transferred Employees under any employee benefit policies, plans, arrangements, programs, practices or agreements. References herein to a benefit with respect to a Transferred Employee shall include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Transferred Employee under the same employee benefit policy, plan, arrangement, program, practice or agreement.

         Section 10.4 401(k) Matching Contribution. Buyer shall provide an employer matching contribution to each Transferred Employee, who, prior to the Closing Date, participated in the FleetBoston Financial Corporation Savings Plan (the "Parent 401(k) Plan") and who is employed by the Buyer or the Company or the Subsidiary on the Closing Date in an amount equal to the employer matching contribution that such Transferred Employee would have received under the Parent 401(k) Plan for participation in the Parent 401(k) Plan for the period beginning January 1, 2002 and ending on the Closing Date had the Transferred Employee been an active participant in the Parent 401(k) Plan on December 31, 2002.

         Section 10.5 Transferred Employee Benefit Matters.

         (a) Savings Plans. Buyer shall take all action necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Buyer or the Company maintains or adopts one or more retirement savings plans (hereinafter referred to in the aggregate as the "Buyer Savings Plans" and individually as a "Buyer Savings Plan") effective as of the Closing Date, and shall cause each Transferred Employee and their eligible dependents to be eligible to participate in the Buyer Savings Plan as soon as practicable after the Closing Date. The terms of the Buyer Savings Plan shall provide that the Transferred Employees employed by the Company shall have the right to make direct rollovers to such plan of their accounts in qualified defined contribution plans maintained by the Seller Parent and its Affiliates ("Parent Savings Plans"), including a direct rollover of any notes evidencing loans made to such Transferred Employees employed by the Company. Buyer shall take any and all action necessary and appropriate to ensure that, after the Closing Date, the Transferred Employees employed by the Subsidiary continue to participate in one or more retirement savings plans maintained or adopted by the Subsidiary or, at the election of the Buyer, become eligible to participate in a Buyer Savings Plan.

         (b) Welfare Benefits.

                  (i) After the Closing Date, the Buyer may elect to have Transferred Employees employed by the Company continue to participate in the group health plans established on or before the Closing Date pursuant to Section
10.2 of this Agreement and may elect to have Transferred Employees employed the Subsidiary continue to participate in the group health and welfare plans maintained by the Subsidiary. Alternatively, the Buyer may elect to take all action necessary and appropriate to ensure that, as soon as practicable after the Closing Date,

Buyer or the Company or the Subsidiary maintains or adopts one or more employee welfare benefit plans, including medical, health, dental, flexible spending account, accident, life, short-term disability, and long-term disability and other employee welfare benefit plans effective as of the Closing Date for the benefit of the Transferred Employees (the "Buyer Welfare Plans"), and shall cause each Transferred Employee and their eligible dependents to be eligible to participate in the Buyer Welfare Plans as soon as practicable after the Closing Date. For purposes of determining eligibility to participate in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller Parent and its Affiliates (hereinafter referred to collectively as the "Parent Welfare Plans") and the Company or the Subsidiary on the Closing Date. A service credit will be issued to those Transferred Employees with restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under the Buyer Welfare Plans provided, however, that any such service credit shall not result in greater coverage for a Transferred Employee than the coverage such Transferred Employee was entitled to under a Parent Welfare Plan or any other group health and welfare plans in which such Transferred Employees participated before the Closing Date. Transferred Employees shall receive credit under the Buyer Welfare Plans for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year of the Parent Welfare Plan in accordance with the corresponding Parent Welfare Plans. As soon as practicable after the Closing Date, Seller Parent shall deliver to Buyer a list of the Transferred Employees who had credited service under a Parent Welfare Plan, together with each such Transferred Employee's service, co-payment amounts, and deductible and out-of-pocket limits under such plan. This Agreement does not impose any requirement on the Company, the Subsidiary or Buyer to provide any benefit to domestic partners or adult dependents (other than spouses) of Transferred Employees or to provide post-retirement medical or other post-retirement welfare plan coverage to any Transferred Employee, except to the extent required under the continuation of coverage provisions of Section 4980B of the Code and ERISA, and any applicable state law. The Seller Parent, Seller and its Affiliates (other than the Company or the Subsidiary) shall provide or continue to provide retiree health and welfare benefits to retirees, their surviving spouses and other inactive employees who are receiving or are entitled to elect to receive retiree health and welfare benefits. The Seller Parent, Seller and its Affiliates (other than the Company or the Subsidiary) shall indemnify the Buyer, the Company or the Subsidiary for any claim or action arising from any such termination of retiree health and welfare benefit program or plan in existence prior to the Closing Date.

                  (ii) Buyer shall refer to Seller Parent and its Affiliates and Seller Parent and its Affiliates shall assume responsibility for any claim under a Parent Welfare Plan made by a Transferred Employee on or after the Closing Date arising from a disability or loss incurred on or before the Closing Date, except to the extent that such liability has been accrued on the Final Balance Sheet and not paid to the Seller Parent or an Affiliate (other than the Company or the Subsidiary) or an employee benefit plan of the Seller Parent or one of its Affiliates (other than the Company or the Subsidiary). Nothing in this
Section 10.5(b) shall require the Seller Parent or any Affiliate, or the Parent Welfare Plans to make any payment or to provide any benefit not otherwise provided by the terms of the Parent Welfare Plans. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance when the death occurs and in the case of long-term disability benefits, when the disability occurs.

                  (iii) Seller Parent, Buyer, their respective Affiliates, and the Parent Welfare Plans and the Buyer Welfare Plans shall assist and cooperate with each other in the disposition of claims made under the Parent Welfare Plans, and in providing each other with any records, documents, or other information within its control or to which it has access that is reasonably requested by any other as necessary or appropriate to the disposition, settlement, or defense of such claims.

                  (iv) Except for the flexible spending account (the "FSA") balances described in Section 10.5(b)(vi), nothing in this Agreement shall require the Seller Parent or its Affiliates to transfer assets or reserves with respect to benefits under the Parent Welfare Plans to Buyer or the Buyer Welfare Plans.

                  (v) Exhibit C is a true and correct copy of the Company's severance plan ("Company Severance Plan") and Exhibit C-1 is a true and correct copy of the Subsidiary's severance plan ("Subsidiary Severance Plan"). The Buyer shall be responsible for any severance benefits payable to any Transferred Employee following the Closing Date in accordance with the following:

                        (A) During the period commencing on the Closing Date and ending on the first year anniversary thereof, the Buyer shall provide Transferred Employees of the Company with severance benefits under the circumstances provided in, and calculated in accordance with, the Company Severance Plan and shall provide Transferred Employees of the Subsidiary with severance benefits under the circumstances provided in, and calculated in accordance with, the Subsidiary Severance Plan; provided however that for purposes of calculating benefits under each such plan, the Buyer shall recognize each Transferred Employee's combined service with the Company, the Subsidiary, the Ultimate Parent, the Seller Parent, the Seller and its Affiliates and their respective successors, predecessors and assigns prior to the Effective Time and with the Buyer and its Affiliates.

                        (B) During the period beginning on the Closing Date and ending on the first year anniversary thereof, neither the Buyer nor any of its Affiliates shall amend any provision of the Company Severance Plan or the Subsidiary Severance Plan, except as required by Applicable Law.

                        (C) For any Transferred Employee who is terminated by the Buyer after the first year anniversary of the Closing Date, the Buyer shall make severance payments pursuant to the applicable severance policy (if any such policy covering such persons is in effect) maintained by the Buyer or its Affiliates for the benefit of employees of the Buyer in effect on the date of termination.

                  (vi) As of the Closing Date, Seller Parent or its Affiliates shall cause the portion of the FSA applicable to Transferred Employees to be segregated into a separate component and all account balances of the Transferred Employees in the FSA shall be transferred to a flexible spending account that Buyer shall cause to be maintained for the duration of the calendar year in which the Closing Date occurs.

                  (vii) Seller Parent and its Affiliates will provide COBRA coverage after the Closing Date to any eligible employee of the Company and the Subsidiary (and the employee's eligible dependents) who was covered by a Parent Welfare Plan prior to the Closing Date who experienced a "qualifying event" as defined in COBRA prior to the Closing Date and who is not employed by the Company or the Subsidiary or by Buyer or one of its Affiliates immediately after the Closing Date, provided such employees and/or dependents make or have made a proper COBRA election and pay all required premiums. Buyer shall provide or shall cause the Company or the Subsidiary to provide COBRA coverage after the Closing Date to any Transferred Employee (and the employee's eligible dependents) who is employed by the Company or the Subsidiary or by Buyer or one of its Affiliates immediately after the Closing if the Transferred Employee (or the Transferred Employee's eligible dependents) experiences a "qualifying event," as defined in COBRA, on or after the Closing Date, provided such employees and/or dependents make or have made a proper COBRA election and pay all required premiums.

         (c) Termination of Participation in Parent and Affiliate Plans. Prior to Closing Date, Seller Parent and its Affiliates shall take all necessary actions to remove the Company and the Subsidiary from participation in Company Benefit Plans sponsored by Seller Parent and its Affiliates (other than the Company and the Subsidiary).

         Section 10.6 Vacation Benefits. On or after the Closing Date, Buyer shall cause the Company and the Subsidiary to: (i) assume all liabilities of Seller Parent or its Affiliates with respect to any accrued but unused vacation time of Transferred Employees that is an accrued liability on the Company's Final Balance Sheet; and (ii) allow Transferred Employees to receive paid time off on or after the Closing Date for any unused vacation time accrued prior to the Closing Date in accordance with the policies in effect prior to the Closing Date. Seller Parent and its Affiliates shall have no liability to pay Transferred Employees for the vacation time described in this Section 10.6. For a one year period following the Closing Date, each Transferred Employee shall receive vacation benefits that are equivalent to vacation benefits provided by the Company or the Subsidiary to such employee as of the Closing Date. After the one year anniversary of the Closing Date, Transferred Employees shall be eligible for vacation benefits in accordance with the Buyer's vacation plan or policy.

         Section 10.7 No Third Party Rights. This Agreement is not intended, and it shall not be construed, to create third party beneficiary rights in the Company Employees (including any beneficiaries or dependents thereof) under or with respect to any plan, program or arrangement described in or contemplated by this Agreement and shall not confer upon any such employee the right to continued employment for any period of time following the Closing Date except as otherwise provided in Section 10.3(a) with respect to employment agreements.

         Section 10.8 Warn Act Requirements. On and after the Closing Date, Buyer shall be responsible with respect to Transferred Employees and their beneficiaries for compliance with the Worker Adjustment and Retraining Notification Act of 1988 and any other similar Applicable Law, including any requirement to provide for and discharge any and all notifications, benefits, and liabilities to Transferred Employees and government agencies that might be imposed thereunder as a result of the consummation of the transactions contemplated by this Agreement.

         Section 10.9 Special Provisions for Certain Employees. Any individual employed by the Company or the Subsidiary who immediately prior to the Closing Date either (i) is currently receiving long-term disability benefits under a long-term disability plan sponsored by Seller Parent or its Affiliates (the "Parent LTD Plan"), (ii) has been approved for receipt of long-term disability benefits under the Parent LTD Plan or (iii) becomes disabled prior to the Closing Date but is within the elimination period as of the Closing Date and ultimately becomes entitled to long term disability benefits under the Parent LTD Plan (collectively, an "LTD Recipient") shall be treated as a Transferred Employee if and when the LTD Recipient recovers from his or her disabling condition and returns to active service with Buyer or the Company or the Subsidiary within six (6) months after the Closing Date. If any LTD Recipient does not recover from his or her disabling condition and return to active service within six (6) months of the Closing Date, Seller Parent and its Affiliates shall continue to cover such LTD Recipient under a Parent LTD Plan and the Buyer, Company and Subsidiary shall have no obligation to offer to provide employment to such LTD Recipient. Nothing herein shall require Buyer or the Company or the Subsidiary to reemploy, reinstate or reactivate an LTD Recipient, except to the extent an LTD Recipient has a right to re-employment, reinstatement or reactivation.

                                   ARTICLE XI

                              CONDITIONS TO CLOSING

         Section 11.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction, at or prior to the Closing of each of the following conditions unless the Buyer in its sole discretion shall have waived such satisfaction:

         (a) Each of the representations and warranties of the Seller and Seller Parent set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date; provided, however, that for the purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on the Company.

         (b) On or prior to the Closing Date, the Seller and Seller Parent shall have performed and complied in all material respects with all of the covenants to be performed or complied with by it at or prior to the Closing Date.

         (c) The president or any vice president of the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 11.1(a) and 11.1(b) is satisfied.

         (d) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

         (e) The applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or been terminated and any Material Governmental Consent shall have been obtained.

         (f) There shall not have occurred any event that, individually or in the aggregate, has had a Material Adverse Effect on the Company.

         (g) The Buyer shall have received from the Seller certified copies of resolutions duly adopted by the Board of Directors of the Seller authorizing the execution and performance of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby.

         (h) The Buyer shall have received the opinion of counsel referred to in
Section 3.2(a)(ix).

         (i) The Seller and Seller Parent shall have executed and delivered the TSA, the Outsourcing Agreement, the Sublease, the Trademark Assignment Agreement and the Loan Servicing Agreement Amendments.

         Section 11.2 Conditions to Obligations of the Seller and Seller Parent. The obligations of the Seller and Seller Parent to consummate the transactions contemplated by this Agreement is subject to satisfaction, at or prior to the Closing, of each of the following conditions unless the Seller in its sole discretion shall have waived such satisfaction:

         (a) Each of the representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement (except to the extent such representations and warranties speak of an earlier date) and as of the Closing Date; provided, however, that for the purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on the Buyer.

         (b) On or prior to the Closing Date, the Buyer shall have performed and complied in all material respects with all of its covenants to be performed or complied with by it at or prior to the Closing Date.

         (c) The president or any vice president of the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 11.2(a) through Section 11.2(b) is satisfied.

         (d) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

         (e) The applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or been terminated and any Material Governmental Consent shall have been obtained.

         (f) The Seller shall have received from the Buyer certified copies of resolutions duly adopted by the Board of Directors of the Buyer authorizing the execution and performance of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby.

         (g) The Seller shall have received the opinion of counsel referred to in Section 3.2(b)(vi).

         (h) The Buyer and/or the Company shall have executed and delivered the TSA, the Sublease, the Outsourcing Agreement, the Trademark Assignment Agreement and the Loan Servicing Agreement Amendments.

                                   ARTICLE XII

                            SURVIVAL, INDEMNIFICATION

         Section 12.1 Survival of Representations and Warranties, Covenants and Agreements.

         (a) All of the representations and warranties of the Seller and Seller Parent contained in Articles IV, V, and Section 10.1 of this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of eighteen (18) months thereafter, except that (i) the representations and warranties set forth in Section 4.5, Section 4.6, Section 5.2(b), Section 5.4 and Section 10.1(e) hereof shall survive indefinitely, (ii) the representations and warranties set forth in Section 5.21 shall survive until barred by the applicable statutes of limitations, and (iii) the representations and warranties set forth in Section 9.1 shall survive as provided for in Section 9.12. All claims for actual fraud shall survive the Closing hereunder until barred by the applicable statutes of limitations.

         (b) Covenants and agreements of the Seller and Seller Parent contained in this Agreement that are to be performed prior to the Closing shall survive the Closing hereunder for a period equal to eighteen (18) months after the Closing Date or, in the case of any covenants or agreements to be performed after the Closing, shall survive for one (1) year after the date on which such post-Closing covenant or agreement was required to have been performed.

         (c) All of the representations and warranties of the Buyer contained in
Article VI of this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of eighteen (18) months thereafter, except that the representations and warranties set forth in Section 6.5 shall survive indefinitely. All claims for actual fraud shall survive the Closing hereunder until barred by the applicable statute of limitations.

         (d) Covenants and agreements of the Buyer contained in this Agreement that are to be performed prior to the Closing shall survive the Closing hereunder for a period equal to eighteen (18) months after the Closing Date or, in the case of any covenants or agreements to be performed after the Closing, shall survive for one (1) year after the date on which such post-Closing covenant or agreement was required to have been performed.

         Section 12.2 Indemnification.

         (a) Subject to the provisions of this Agreement, Seller Parent agrees to indemnify and hold the Buyer and its Affiliates (including the Company and the Subsidiary), predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages resulting from or relating to:

                  (i) A breach by the Seller or Seller Parent of any representation or warranty made by the Seller or Seller Parent in this Agreement;

                  (ii) A breach by the Seller or Seller Parent of any covenant or agreement made by the Seller or Seller Parent in this Agreement to be performed (A) prior to Closing or (B) after Closing; and

                  (iii) Any and all Liabilities relating to pre-Effective Time acts or omissions by the Company or the Subsidiary in connection with the matters asserted in that certain letter dated April 12, 1997; provided, however, that any Liabilities for post-Effective Time acts or omissions by the Company or the Subsidiary shall be the sole responsibility of the Company and the Subsidiary.

         (b) Subject to the provisions of this Agreement, the Buyer agrees to indemnify and hold the Seller and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages, resulting from or relating to:

                  (i) A breach by the Buyer of any representation or warranty made by the Buyer in this Agreement;

                  (ii) A breach by the Buyer of any covenant or agreement made by the Buyer in this Agreement;

                  (iii) Any and all Liabilities of the Company or the Subsidiary or any and all Liabilities arising out of or in connection with any of the business, assets, operations or activities of the Company or the Subsidiary (including any predecessor of the Company or the Subsidiary and any former business, asset, operation, activity or subsidiary of the Company or the Subsidiary), heretofore, currently or hereafter owned or conducted, as the case may be, including, without limitation, any Liability based on negligence, gross negligence, strict liability, intentional tort or any other theory of liability, whether in law (whether common or statutory) or equity; provided, however, nothing contained in this Section 12.2(b)(iii) shall impair the indemnification obligations of Seller Parent in Section 12.2(a) hereof or make Buyer responsible for any litigation asserted against the Seller or Seller Parent for acts or omissions taken by Seller or Seller Parent directly, as opposed to litigation asserted against the Seller or Seller Parent solely in its capacity as a stockholder of the Company; and

                  (iv) Any and all Guaranties.

         (c) Seller Parent's and Buyer's respective indemnification obligations with respect to Taxes are governed exclusively by Article IX; provided, however, that the procedures outlined in Section 12.3(d) shall be followed with respect to claims made pursuant to Article IX.

         (d) Anything contained in this Agreement to the contrary notwithstanding, Buyer shall have no right of indemnification for any loss, Liabilities or Damages sustained by any Person as a result of the parties' failure or inability to obtain any or all required consents, waivers, confirmations, notifications or approvals, with respect to any requirement of any Governmental Entity (except with respect to any Material Governmental Consent), or any agreement, contract, lease, license, permit, instrument or other arrangement or for any termination, amendment, modification or other change to any of the foregoing after the date hereof. Further, any loss, Liability or Damage sustained or incurred, as a result of the parties' failure or inability to obtain any or all required consents, waivers, confirmations, notifications or approvals, with respect to any requirement of any Governmental Entity (except with respect to any Material Governmental Consent), or any agreement, contract, lease, license, permit, instrument or other arrangement or for any termination, amendment, modification or other change to any of the foregoing after the date hereof shall not be counted toward determining whether the Threshold or Maximum Indemnification Amount has been reached. Notwithstanding the foregoing, nothing contained in this Section 12.2(d) shall relieve Seller Parent or Seller of its obligation under Sections 7.1 or 7.2 and any loss, Liabilities or Damages, sustained or incurred by Buyer or any of its Affiliates solely as a result of Seller Parent's or the Seller's failure to perform such obligations under Section 7.1 or 7.2 shall be counted toward determining whether the Threshold or Maximum Indemnification Amount has been reached.

         (e) Seller Parent's and Buyer's respective indemnification obligations pursuant to Sections 12.2(a)(i) and 12.2(b)(i) hereof shall be determined without giving effect to any qualification or exception with respect to "material", "materially", "material adverse effect", "knowledge of Seller", "Seller's knowledge" or similar language contained in any representation or warranty of Seller or Seller's Parent or Buyer or Buyer's Parent, respectively; provided, however, any such qualification or exception contained in Sections 4.3, 4.4, 5.7, the first two sentences of 5.9 and 5.14 shall still be given effect. Seller Parent's indemnification obligation pursuant to Section 12.2(a)(i), with respect to only the representation and warranty contained in
Section 5.8, shall be determined without giving effect to the dollar threshold contained therein; provided, however, that with respect to individual indemnification claims that are in an amount less than $20,000, Seller Parent shall have no liability for a breach of Section 5.8 unless and until the total of all such claims is $1,000,000, at which time all such claims shall be indemnifiable and shall be considered in determining whether the Threshold and the Maximum Indemnification Amount has been reached.

         Section 12.3. Limitations.

         (a) Anything contained in this Agreement to the contrary notwithstanding, (i) the Buyer (on behalf of itself and any of its Affiliates) shall not make any claim for indemnification pursuant to Section 12.2(a)(i) and/or Section 12.2(a)(ii)(A) until the aggregate amount of all such claims exceeds Four Million Dollars ($4,000,000) (the "Threshold") and if the Threshold is exceeded, Seller Parent shall be required to pay only the amount of the excess over the

Threshold; provided, however, the Seller Parent's obligation and liability for any and all breaches of the representations and warranties set forth in Section 4.5, Section 4.6, Section 5.2(b), Section 5.4, Section 9.1, Section 10.1(e) or for claims for actual fraud or for claims made pursuant to Section 12.2(a)(ii)(B) or Section 12.2(a)(iii) hereof shall not be subject to the Threshold and shall not count toward determining whether the Threshold or the Maximum Indemnification Amount has been reached and (ii) Seller Parent shall not be required to make indemnification payments to the extent indemnification payments would exceed in the aggregate Forty Million Dollars ($40,000,000) (the "Maximum Indemnification Amount"). In determining the foregoing Threshold and in otherwise determining the amount to which any indemnified party is entitled to assert a claim for indemnification pursuant to this Article XII, only actual Damages, net of all Tax benefits and applicable insurance payments, and no consequential, incidental or other special damages or losses shall be indemnifiable. All parties hereto waive any claim to exemplary or punitive damages. Seller Parent, the Seller and the Buyer acknowledge and agree that any event, transaction, circumstance, or liability, whether contingent or accrued, for which an adequate specific reserve has been established on the Final Closing Balance Sheet, shall not be used at any time as the basis of any claim for indemnification under Article IX or Article XII, or considered in any way in determining whether the Threshold or the Maximum Indemnification Amount has been reached. In addition, in connection with an alleged breach of the Seller Parent's or Seller's representations, warranties and covenants under this Agreement, the Buyer's Damages shall be net of all reserves established on the Final Closing Balance Sheet specifically in connection with the particular item or contingency in dispute (exclusive of any general corporate reserve). In no event shall Seller Parent or Buyer be required to make any indemnification payments to the extent that the total of all indemnification payments made pursuant to this Agreement would exceed in the aggregate the Purchase Price.

         (b) The obligation of Seller Parent to indemnify the Buyer under
Section 9.1 and Section 12.2(a) above shall expire, with respect to any representation, warranty, covenant or agreement of the Seller or Seller Parent, on the date on which the survival of such representation, warranty, covenant or agreement shall expire in accordance with Section 12.1 above, except with respect to any written claims for indemnification which the Buyer has delivered to Seller Parent prior to such date or with respect to any breach of the representations and warranties in Sections 4.5, Section 4.6, Section 5.2(b),
Section 5.4, Section 10.1(e) and for claims made pursuant to Section 12.2(a)(iii) for which the obligation to indemnify shall be perpetual.

         (c) The obligation of Buyer to indemnify under Section 12.2(b) above shall expire, with respect to any representation, warranty, covenant or agreement of the Seller or Seller Parent, on the date on which the survival of such representation, warranty, covenant or agreement shall expire in accordance with Section 12.1 above, except with respect to written claims for indemnification which Seller Parent has delivered to the Buyer prior to such date or with respect to any breach of the representations and warranties of the Buyer in Section 6.5, for which the obligation to indemnify shall be perpetual. In determining the amount to which Seller or Seller Parent is entitled to assert a claim for indemnification pursuant to this Article XII, only actual Damages, net of all Tax benefits and applicable insurance payments, and no consequential, incidental or other special damages or losses shall be indemnifiable.

         (d) Promptly after receipt by an indemnified party under this Article XII of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article XII, notify the indemnifying party in writing of the claim or the commencement of that action stating in reasonable detail the nature and basis of such claim and a good faith estimate of the amount thereof, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party unless and only to the extent such failure materially and adversely prejudices the ability of the indemnifying party to defend against or mitigate damages arising out of such claim. If any claim shall be brought against an indemnified party, it shall notify the indemnifying party thereof and the indemnifying party shall be entitled to participate therein, and to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and to settle and compromise any such claim or action; provided, however, that the indemnifying party shall not agree or consent to the application of any equitable relief upon the indemnified party without its written consent. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable for other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party elects not to assume such defense, the indemnified party may retain counsel satisfactory to it and to defend, compromise or settle such claim on behalf of and for the account and risk of the indemnifying party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefore are received; and, provided, further, that the indemnified party shall not consent to entry of any judgment or enter into any settlement or compromise without the written consent of the indemnifying party which consent shall not be unreasonably withheld. The Buyer, the Seller and Seller Parent each agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding. The indemnified party shall also have the right to select its own counsel, at its own expense, to represent the indemnified party and to participate in the defense of such claim, as applicable.

         Section 12.4 Remedies Exclusive. Except as otherwise specifically provided in Section 2.4, Section 8.6, Section 8.7 and Article IX, the remedies provided in this Article XII shall be the exclusive remedies of the parties hereto (except with respect to claims for actual fraud) from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein. The provisions of this Article XII shall apply to claims for indemnification asserted as between the parties hereto as well as to third-party claims.

         Section 12.5 Mitigation. The parties shall cooperate with each other with respect to resolving any indemnifiable claim, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. Each party shall use commercially reasonable efforts to address any claims or liabilities that may provide a basis for an indemnifiable claim such that each party shall respond to any claims or liabilities in the same manner it would respond to such claims or liabilities in the absence of the indemnification provisions of this Agreement. In the event that any party shall willfully fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any indemnifiable loss that could reasonably be expected to have been avoided if such party, as the case may be, had made such efforts.

         Section 12.6 Treatment of Payments. All payments made pursuant to this
Article XII (but not pursuant of Article IX) shall be treated as an adjustment to the Purchase Price.

                                  ARTICLE XIII

                                   TERMINATION

         Section 13.1 Termination of Agreement. This Agreement may be terminated as follows:

         (a) By the mutual written consent of the Seller and the Buyer;

         (b) Either the Seller or the Buyer if the closing contemplated by
Section 2.1 hereof has not occurred by the close of business on September 30, 2002 and if the failure to consummate the transactions contemplated hereby on or before such date pursuant to the terms of this Agreement did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to such closing; and

         (c) Either the Seller or the Buyer if the other party has, in any material respect, breached any representation, warranty, covenant or agreement contained herein and such breach has not been or cannot be cured by the earlier of (i) thirty (30) days after the date on which written notice of such breach is given to the party committing such breach or (ii) the Closing Date.

         (d) By Seller or the Buyer if any event or condition exists which would render impossible the satisfaction of the conditions to Closing set forth in Sections 11.1(e) and 11.2(e).

         Section 13.2 Effect of Termination.

         (a) If any party terminates this Agreement pursuant to Section 13.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party; provided, however, that the provisions contained in (a) Section 7.3 hereof and (b) the Confidentiality Agreement, shall survive any termination of this Agreement indefinitely (notwithstanding any provision herein or therein to the contrary); and provided; further that the provisions contained in Section 7.14 shall survive any termination of this Agreement pursuant to Sections 13.1(b) and 13.1(d).

         (b) A termination under Section 13.1 shall not relieve any party of any liability for a breach of any covenant or agreement under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.1 No Third-party Beneficiaries. Except as specifically set forth herein with respect to Company Employees, this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         Section 14.2 Entire Agreement. This Agreement (including the documents referred to herein) and the Disclosure Schedules and Exhibits hereto and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and there are no other understandings, agreements, or representations by or among the parties, written or oral, related in any way to the subject matter hereof.

         Section 14.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

         Section 14.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         Section 14.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 14.6 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Seller or Seller Parent shall be addressed to:

                           Fleet National Bank
                           100 Federal Street
                           Boston, MA  02110
                           Attn:  Terrence P. Laughlin
                           Fax:  617-434-2729

                           with  copies to:

                           V. Duncan Johnson
                           Edwards & Angell, LLP
                           2800 Financial Plaza
                           Providence, RI  02903-2499
                           Fax:  401-276-6611
or at such other address and to the attention of such other Person as the Seller may designate by written notice to the Buyer. Notices to the Buyer shall be addressed to:

                           Affiliated Computer Services, Inc.
                           2828 North Haskell
                           Dallas, TX  75204
                           Attn: Chief Executive Officer
                                 General Counsel
                           Fax:  214-823-5746

                           with a copy to:

                           Baker Botts LLP
                           2001 Ross Avenue
                           Suite 700
                           Dallas, TX  75201
                           Attn:  Neel Lemon
                           Fax:  214-661-4954


or at such other address and to the attention of such other Person as the Buyer may designate by written notice to the Seller.

         Section 14.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         SECTION 14.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENT), AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

         EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF A PARTY HERETO SHALL

SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANYWAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         Section 14.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         Section 14.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 14.11 Expenses. Except as otherwise provided herein, whether or not the transaction contemplated hereby are consummated, each of the parties hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Buyer shall pay all filing or other fees payable to Governmental Entities, including but not limited to filing fees due in connection with any pre-merger notification pursuant to the Hart-Scott-Rodino Act.

         Section 14.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         Section 14.13 Incorporation of Exhibits and Disclosure Schedules and Confidentiality Agreement. The Exhibits, and Disclosure Schedules and Confidentiality Agreement identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 14.14 Disclaimer of Warranties.

         (a) Except as to those matters expressly covered by the representations and warranties in this Agreement, the Seller is selling its ownership interest in the Company on an "as is, where is, with all faults" basis and it is the explicit intent of each party hereto that neither the Seller nor any of its Affiliates is making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. The Buyer acknowledges that neither the Seller nor any of its representatives or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts or summaries heretofore made available by the Seller or their representatives to the Buyer or any other information which is not included in this Agreement or Seller's Disclosure Schedules or Exhibits hereto, and neither the Seller nor any of its representatives or any other Person will have or be subject to any liability to the Buyer, any Affiliate of the Buyer or any other Person resulting from the distribution of any such information to, or use of any such information by, the Buyer, any Affiliate of the Buyer or any of their agents, consultants, accountants, counsel or other representatives. The Seller makes no representations or warranties with respect to any estimates, projections, forecasts or forward-looking information provided to the Buyer. There is no assurance that any estimated, projected or forecasted results will be achieved. Neither the Seller nor any other Person shall have any liability or indemnification obligation to Buyer or any other Person resulting from Buyer's use of any information, projections, demands or materials made available to Buyer in certain "data rooms", "management presentations", "break-out" sessions, responses to questions submitted on behalf of Buyer, whether orally or in writing, or in any other form in expectation of the furtherance of the transactions contemplated in this Agreement.

         (b) Anything contained in this Agreement to the contrary notwithstanding, Seller makes no representations or warranties with respect to the United States Government Contract No. PM94017001, as amended, modified or extended, by and between the United States Department of Education and ACS Government Services, Inc. (as successor to Computer Data Systems, Inc.), and including to the extent any such contract, agreement, instrument or other arrangement has been incorporated into any other contract, agreement, instrument or other arrangement to which the Company or the Subsidiary is a party. This provision shall not limit any other disclaimer contained in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    FLEET NATIONAL BANK


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------


                                    FLEET HOLDING CORP.


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                    AFFILIATED COMPUTER SERVICES, INC.


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------